UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material pursuant to §240.14a-12 XCEL ENERGY INC. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS	414 Nicollet Mall Minneapolis, MN 55401

Meeting Information	Voting Information

Time and Date 12:00 p.m. Central Time May 20, 2026
•Please act as soon as possible to vote your shares, even if you plan to attend the annual meeting.
•Your broker will NOT be able to vote your shares on the election of directors or advisory approval of our executive compensation unless you have given your broker specific instructions to do so. We strongly encourage you to vote.
•You may vote via the internet, by telephone or, if you have received a printed version of the proxy materials, by mail.
•If you wish to vote your shares during the virtual meeting, you need the control number included on your proxy card or your Notice of Internet Availability of Proxy Materials. We recommend you sign in at least 15 minutes before the meeting to ensure that you are signed in when the meeting begins.
•The virtual meeting platform provides shareholders with rights comparable to an in-person meeting, including the ability to ask questions. Please refer to "How Can I Vote My Shares?" and "How Do I Attend the Annual Meeting?" on pages 63 to 65 of the proxy statement.

How to Attend Via the internet at www.virtualshareholdermeeting.com/XEL2026. There will be no physical meeting location.

Record Date Holders of record of our common stock as of March 23, 2026 are entitled to receive notice of and vote at the meeting.

Mailing Date These proxy materials and our 2025 Annual Report are being mailed or made available to our shareholders on April 7, 2026.

Annual Meeting Agenda

Proposals
1.Election of 10 director nominees named in the proxy statement
2.Approval of our executive compensation in an advisory vote (say on pay vote)
3.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026
Shareholders will also transact such other business as may properly come before the meeting.
Your vote is important.
Please vote on the proposals as described in the proxy statement.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors ("Board") of Xcel Energy Inc. (referred to in the proxy statement as "Xcel Energy," the "Company," "we," "us" and "our") of proxies to be voted at Xcel Energy's 2026 Annual Meeting of Shareholders.
By Order of the Board of Directors, Amy Schneider Vice President, Corporate Secretary April 7, 2026
Thank you for investing in Xcel Energy.

Important Notice
Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2026:
Our 2026 Proxy Statement and 2025 Annual Report are available free of charge at www.proxyvote.com.

LETTER FROM THE CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
April 7, 2026
Dear Fellow Shareholders:
For over 150 years, Xcel Energy has driven progress and innovation — building brighter futures in every community we serve. Today, the growth in electrification is impacting almost every aspect of our lives. And Xcel Energy has become the critical enabler of our society’s ability to progress and prosper.
This is a moment for progress. For vision. And for leadership. As we embrace this evolution, we have entered into a period of infrastructure investment like no other in our history — a period that will define our industry — our way of life — for generations to come.
We know we can achieve our vision and goals by focusing on three core priorities: Our Customers, Our People and Our Performance. Thanks to the dedication of our teams, we continue to make meaningful progress in each area:
Customers. We are committed to making every interaction with Xcel Energy simpler and more impactful for our customers while consistently delivering excellent service. In 2025, we delivered 99.98% electric reliability across our service area. We advanced regulatory initiatives to ensure customers have reliable power well into the future and made historic investments to protect communities from severe weather. These actions reinforce our commitment to safeguarding our customers and strengthening our infrastructure.
And, thanks to our team’s relentless focus on driving affordability, our customers continue to benefit from some of the lowest energy bills in the country. In Colorado, this means bills that are 37% below the national average. And across our enterprise, our customers benefit from six of the 12 lowest-cost utilities in the nation.
Throughout 2025, innovation continued to drive our progress. We are harnessing artificial intelligence to unlock efficiencies and guide our planning system to build a smarter, more resilient energy future for our customers and communities. AI is empowering our people and fueling enterprise-wide transformation at Xcel Energy, making energy work better for our customers, our communities and our people.
And, according to J.D. Power & Associates, we improved our customer satisfaction by nearly 25 percentage points over 2024 — and Xcel Energy ranked as the second-best utility in the Midwest.
People. Our greatest asset is our people. Throughout last year, we invested in their growth and well-being by enhancing professional development programs, reinforcing our safety culture and introducing new ways to celebrate outstanding work. And, thanks to our people, Xcel Energy has been recognized as one of Ethisphere's World's Most Ethical Companies every year since 2020, and we were, once again, selected as one of Fortune's Most Admired Companies.
In 2025, we continued building our exemplary leadership team to guide our future growth, promoting Michael Lamb to Executive Vice President, Chief Delivery Officer; Ryan Long to Executive Vice President, Chief Legal and Compliance Officer; Scott Sharp to Executive Vice President, Chief Generation Officer; and Bria Shea to the role of President, Xcel Energy-Minnesota, North Dakota and South Dakota.
Performance. Last year, we invested a record $12 billion in infrastructure to improve customer outcomes in reliability, resiliency, sustainability and safety. We also delivered solid ongoing earnings for our shareholders of $3.80 per share, meeting our earnings guidance for the 21st year in a row — one of the best track records in the industry. We also delivered on our plan to bring more than two gigawatts of new large-load customer commitments to our service territories — with the commitment that this new load will benefit the system and current customers.
In 2025, we also focused on protecting our communities as we increased our inspection of distribution poles seven-fold to 150,000, deployed more than 150 Pano AI cameras to detect fires quickly and developed wildfire mitigation plans for every part of our service territory.
We focused on sustainability in 2025 and energized more than 900 megawatts of new wind and solar across our enterprise. Thanks to our geographical advantage, we have been able to reduce carbon emissions from electricity by 58% from 2005 levels while keeping customer bill growth below the rate of inflation for over a decade.

Looking ahead, we are poised for growth as our updated five-year, $60 billion investment plan enables us to strengthen our generation, transmission and distribution systems. From 2026-2030, we project that we will add more than 1,900 megawatts of energy storage and 3,000 megawatts of natural gas generation — a 25% increase over our current gas generation. We also expect to add 7,500 megawatts of zero-carbon renewable energy — enough to power more than three million homes.
And, as the nation’s leading builder of transmission infrastructure, we plan to build an additional 1,500 miles of new transmission lines. We’re also investing $5 billion to strengthen our distribution systems against extreme weather and the threat of wildfires — helping to ensure safe, reliable and affordable energy while addressing the challenges of these emerging threats.
We look forward to sharing more with you at our annual meeting. This proxy statement includes instructions on how to access it and, as in previous years, to attend the meeting online, submit questions and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/XEL2026.
We also encourage and thank you for voting your shares prior to the annual meeting. Details on how and when to vote are included in this proxy statement, along with other important information.
I thank you for your continued confidence in the people of Xcel Energy as we make energy work better for our customers, so they can thrive every day!
Sincerely,
Bob Frenzel
Chairman, President and Chief Executive Officer

LETTER FROM THE LEAD INDEPENDENT DIRECTOR
April 7, 2026
Dear Fellow Shareholders:
Xcel Energy is making energy work better — spurring innovation, delivering exceptional performance and shaping the future — for its customers, communities, employees and investors. As the Lead Independent Director for Xcel Energy’s Board of Directors, I’d like to thank you for your support as the Company carries forward a 150-year legacy of leadership to meet the demands of an electrified world.
In my role, I work to advance Xcel Energy’s goals by leading a committed, engaged Board that helps the Company seize opportunities, manage risks and secure ongoing success. Our Board remains dedicated to strong governance, sound policies and practices that help drive consistent, long-term value for our customers and for you, our shareholders.
Building the grid of the future
As Bob shared, we’ve embarked on an investment cycle that will define the next era of our country’s energy industry. Meeting this moment requires critical investments to strengthen the Company’s generation, transmission and distribution systems while continuing to power our communities with safe, reliable, low-cost energy. Our Board is fully committed to this transformational work and to supporting Xcel Energy in ensuring excellence every step of the way.
To do this, Xcel Energy recently unveiled an updated five-year investment plan that will address the growing energy demand in our service territories, continue progress toward carbon reduction goals and make essential transmission and distribution system investments.
As we expand our energy infrastructure, the Company remains committed to keeping customer bills as low as possible. By nearly every measure, Xcel Energy customers benefit from some of the lowest energy costs in the nation — while the Company continues to maintain highly reliable, resilient, sustainable and safe energy systems.
Navigating evolving dynamics
Xcel Energy’s mission is simple: to make energy work better for customers, helping them thrive every day. Xcel Energy has been a national leader for decades in a journey to cleaner energy that will positively impact our communities and the environment for generations.
Balancing three critical priorities — reliability, affordability and sustainability — has always been a challenge, particularly as the demand for energy and new energy infrastructure has increased. Even as we continue to reduce our impact from legacy fossil assets, Xcel Energy will ensure ongoing reliability as it adds more renewable resources to its system — while balancing customer affordability. The Company’s employees, management and Board have long focused on this balance, and the Board has worked closely with leadership to ensure the Company supports customers and bolsters economic development in our states.
A year of growth
In 2026, we will push Xcel Energy to new heights as the Company grows at the speed and scale necessary to meet this moment. And our Board is poised to grow alongside the Company: In December 2025, we welcomed Maria Demaree to the Board. Maria is the Senior Vice President of Enterprise Business and Digital Transformation and Chief Information Officer at Lockheed Martin, a defense technology company. Her expertise in technology delivery, information security and digital innovation offers important perspectives as Xcel Energy implements new systems to enhance its customer and employee experiences.
As we welcome Maria, I would also like to recognize and thank Richard O’Brien and James Prokopanko, who will both retire from the Board after our Annual Shareholder meeting in May. They have each served for more than a decade on the Board, and their positive influence with the Board and management will persist for many years to come.
On behalf of the entire Board of Directors, thank you for your support of Xcel Energy. You can learn more about our commitment to you, our shareholders, throughout this proxy statement, and I encourage you to review the following pages before casting your vote.
I look forward to all we will achieve on behalf of Xcel Energy in 2026 — together.
Sincerely,

Pat Kampling
Lead Independent Director

Forward-Looking Statements
The statements contained in this proxy statement about our future performance, including, without limitation, future financial and operational results, strategies, visions, prospects, consequences and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on information currently available and on reasonable assumptions, we can give no assurance they will be achieved. There are a number of risks and uncertainties that could cause actual results to differ materially from any forward-looking statements made herein. A discussion of some of these risks and uncertainties is contained in our Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission ("SEC"), which are available on our website: xcelenergy.com. These reports address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this proxy statement. In addition, any forward-looking statements included herein represent our estimates only as of the date hereof and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our internal estimates change, unless otherwise required by applicable securities laws.

Xcel Energy's website address is xcelenergy.com. The information on Xcel Energy's website is not a part of, or incorporated by reference into, this proxy statement.

PROXY SUMMARY

Proposals

		Board Vote Recommendation	Page Reference (for more detail)

1	Election of Directors Candidates provide the needed experience and expertise to govern the Company and ensure strong independent oversight.	FOR each nominee	Page 21

2	Advisory Vote on Executive Compensation (Say on Pay Vote) Our executive compensation program is market based, performance driven and aligned with shareholder interests.	FOR	Page 30

3
Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026
All independence standards have been met and sound practices are employed to ensure strong, independent financial governance.
		FOR	Page 59

How to Vote	If you held shares of Xcel Energy common stock as of the record date (March 23, 2026), you are entitled to vote at the annual meeting.

By Internet
Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

By Telephone	Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

By Mail	If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

During the Meeting	Go to www.virtualshareholdermeeting.com/XEL2026. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

PROXY STATEMENT 2026	1

Proxy Summary

Xcel Energy Strategy	We are a U.S. energy delivery leader that provides safe, reliable, affordable and clean electricity and natural gas service to 5.9 million homes, businesses and communities across eight states.

Vision We will be the trusted and preferred provider of energy our customers need.

Mission To make energy work better for our customers, helping them thrive every day.

Values
	Connected	Committed

	Trustworthy	Safe

Strategic Priorities

OUR CUSTOMERS	OUR PEOPLE	OUR PERFORMANCE
Enhance their experience with Xcel Energy and keep their bills as low as possible	Provide a rewarding employee experience, with development, engagement and growth	Deliver excellent operational, financial and clean energy performance

Sustainability Sustainability underpins our strategy. Through our strategic priorities, we drive positive results within focus areas important to our customers, our people and our performance.

2

Proxy Summary

Governance Leadership	Our strong financial and operational performance is grounded in a foundation of sound corporate governance and oversight.

Sound Practices
Governance Best Practices	Shareholder Rights
•Regular executive sessions
•Board and management succession plans
•Term limits and mandatory retirement age for directors
•Guardrails to prevent overboarding
•Regular shareholder outreach
•Routine engagement with outside experts
•Annual committee assignments

•Annual election of directors by majority vote
•Annual advisory vote on executive compensation
•Proxy access adopted
•No supermajority voting provisions
•Right to call a special meeting
•Each share is entitled to one vote

Effective Board Oversight
Strategy and Direction	Performance Monitoring
•Annual strategy session and regular strategic updates
•Annual enterprise and compliance risk assessments
•Annual charter reviews and updates
•Clear committee oversight of and executive accountability for sustainability issues
•Focus on execution and results •Scorecard governance with metrics aligned to sustainability issues •Annual Board and committee evaluations overseen by the Lead Independent Director

Key Focus Areas
•Safety •Operational excellence •Reliability and resiliency •Resource adequacy •Cyber and physical security	•Risk management •Clean energy and climate leadership •Advanced energy technologies	•Customer experience and affordability •Human capital management •Organization and culture
An Experienced and Engaged Board
Our directors bring extensive and relevant business, leadership and community experience.

5.7 YEARS average tenure	98% average attendance at Board and committee meetings	92% independent	33% female	8% ethnically and racially diverse

PROXY STATEMENT 2026	3

Proxy Summary

Environmental Leadership
We are committed to delivering 100% carbon-free electricity and becoming a net-zero energy provider by 2050. As we lead the energy transition, we continue to prioritize providing our customers with safe, reliable service at the lowest cost possible.

Net-Zero Energy Provider by 2050

2050 Goals that cover electricity, natural gas service and transportation
ZERO-CARBON electric emissions

NET-ZERO natural gas service

ZERO-CARBON fuel within 1 mile

Leading the Clean Energy Transition

Implement state-approved resource plans while prioritizing affordability and reliability
Transition out of coal by the end of 2030 while minimizing impact to communities and workforce
Lead with electrification-first customer options and optimize new natural gas system investments in line with electric adoption
Achieve net-zero methane emissions on our natural gas system by 2030
Enable charging infrastructure for 1.5 million EVs in the areas we serve by 2035
Convert 20% of our combined fleet to fully electric, plug-in, hybrid or other zero-emission alternatives by 2035

Changing Energy Mix

Environmental Improvements 2005-2025*

*    Improvements from Xcel Energy generating plants except for water consumption, which is based on owned and purchased generation.

4

Proxy Summary

Social Leadership	Through sound policies, practices and initiatives, we operate with integrity and provide customers and communities with valued energy service and partnership.

Keeping Customer Bills Low

*    Average Xcel Energy residential customer share of wallet as compared to average share of wallet for other states based on 2024 Energy Information Administration data.

Strengthen Communities

Deliver exceptional service and partnership to help the places we serve thrive

ECONOMIC DEVELOPMENT	ENERGY SOLUTIONS	GIVING & VOLUNTEERING

53% spent with local suppliers >$700 million state and local taxes paid 15 projects initiated $12 billion in capital investments 1,400 jobs 0 layoffs through coal plant retirement and redevelopment	$180 million in energy assistance ~200,000 customers benefited from energy assistance programs 3.8 million smart meters installed $275 million in franchise fees
>$10 million contributed to nonprofits through the Company and Xcel Energy Foundation
$5 million in focus area grants to support over 380 nonprofit organizations
Employees volunteered nearly 100,000 hours to support more than 1,000 nonprofit organizations
Nearly $3.5 million economic impact of employee volunteerism

Operate with Integrity

Live our values, govern with discipline and respect human rights

All employees and directors are required to complete annual Code of Conduct training	Political contribution policy since 2007, with nine years of reporting	Position statements on human rights, environmental justice and the responsible transition from coal

PROXY STATEMENT 2026	5

Proxy Summary

Financial Results	A sound strategy and disciplined execution allow us to deliver results for shareholders, customers and policymakers alike.

Total Shareholder Return

Strong Track Record of Sustained Growth

	From 2024 to 2025	2005 to 2025 CAGR(1)
Ongoing EPS Growth(2)	8.6%	6.2%
Dividend Growth	4.1%	5.0%
Stock Price Change(3)	9.4%	7.2%
(1)CAGR refers to compound annual growth rate.
(2)Ongoing earnings per share ("EPS") is a non-GAAP number and is defined in Appendix A, which reconciles this amount to GAAP EPS for each period.
(3)The dates used to calculate the 2025 stock price change were December 31, 2024 and December 31, 2025.

Deliver long-term annual EPS growth of 6-8+% and annual dividend increases of 4-6%
•2025 marked the 21st consecutive year of meeting or exceeding initial earnings guidance, with 18 years in the mid to high range of guidance
•Increased dividend for 23 consecutive years

Positioned for the Future
Sustainably investing in advanced energy delivery system for customers and communities

•Improve resiliency	•Keep bills low	•Lead energy transition
•Maintain reliability	•Deliver economic growth	•Advance electrification
*    This base capital forecast excludes potential additional generation investment associated with resource plans and transmission projects across our service territories.

6

Proxy Summary

Results-Driven Compensation
Our compensation programs are performance based, market competitive and aligned with our strategic priorities, linking incentive opportunities to the performance expected of us by our shareholders and customers.

Performance Based

Majority of compensation for executive officers is variable and at risk	Motivates achievement of financial, operational and sustainability goals, set at levels that are challenging yet achievable

CEO	All Other Current NEOs (average)

Market Competitive

Competitive target pay opportunities, program design and challenging performance goals set annually	Set in consideration of our industry peer group and broad market trends	Enables us to attract, motivate and retain talented leaders

Aligned with Strategic Objectives
Long-Term Incentive Awards

2025-2027 Performance Stock Unit Performance Metrics

•Ongoing EPS growth •Carbon dioxide emissions reduction •Nuclear operations ratings	•Wildfire mitigation •Relative total shareholder return ("TSR") ranking

PROXY STATEMENT 2026	7

CORPORATE GOVERNANCE

Serving shareholders with excellence is a key priority for our Board. We believe that the most effective oversight comes from:
•Strong and effective practices in corporate governance and ethical business conduct, as these practices create the business culture that drives successful performance.
•Directors who bring a range of experiences and perspectives contributing to the collective skills, qualifications and attributes needed to provide sound governance.
•An engaged Board that works well as a whole, with members bringing their experience to the table and conversing freely with each other and management to create an environment of well-functioning oversight.
Xcel Energy has the practices, the Board and the management team to deliver consistent and strong results for shareholders.
We regularly monitor issues and trends in corporate governance and employ practices that best serve our shareholders. Current practices include:
•Leadership and organization most appropriate to our business. Ours is a rapidly changing business that benefits from industry experience and expertise coupled with strong independent oversight. We annually review the Board, committee, Chairman and Lead Independent Director structure to ensure it remains the best suited for our business.
•Sound practices to ensure effective Board operations. To ensure the Board remains focused on the right issues over time, Xcel Energy regularly assesses enterprise risks and industry trends and refreshes committee charters and practices as appropriate.
•Effective Board planning and succession. Succession planning is important for both management and the Board. We employ proven practices to ensure regular and planned Board refreshment while maintaining valuable and reasonable continuity to ensure effective oversight over the long term.

Corporate Governance Documents
The following documents can be found on our website at xcelenergy.com under "Company—Corporate Governance" and are also available free of charge to shareholders who request them.
•Guidelines on Corporate Governance
•Amended and Restated Articles of Incorporation
•Bylaws
•Code of Conduct
•Political Contributions Policy
•Audit Committee Charter
•Finance Committee Charter
•Governance, Compensation and Nominating Committee Charter
•Operations, Nuclear, Environmental and Safety Committee Charter
Shareholders may request our governing documents by writing our offices at: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. We publish any amendments to the Code of Conduct and waivers of the Code of Conduct for our executive officers or directors on our website.

•Strong governance practices. We keep abreast of developments in corporate governance and adopt those practices that best serve our shareholders.
•Regular oversight of key corporate policies. Our governance practices set the foundation for excellent management and operations for the Company. Corporate policies communicate expectations to employees so they understand and adhere to good business conduct.
Highlights of our practices are summarized in the following table, followed by additional explanation of key features.

Summary of Governance Practices

Structure

Lead Independent Director	Specified duties ensure robust independent oversight and effective flow of information between management and independent directors. Board leadership structure is reviewed annually.

Committees	Membership and chairs are reviewed annually and are set to both leverage directors' expertise and provide development opportunities to promote effective oversight over the long term.

Independence and Expertise
The Governance, Compensation and Nominating ("GCN") Committee regularly reviews and validates director independence and assesses desired expertise for potential new directors to ensure the Board is well positioned to effectively manage risks and execute strategies. The Board also annually determines which directors meet the Nasdaq and SEC independence standards and qualify as audit committee financial experts.

8

Corporate Governance

Practices

Risk Management
Regular updates are provided to the Board, and new and emerging risks are assigned to the appropriate committee. Regular updates on compliance risks and legal risks are provided to the Audit Committee, which oversees plans to mitigate those risks.

Strategy Session	The Board holds a regular session to review the industry landscape, hear from outside experts and refine strategies for execution. The Board and committees receive updates throughout the year on progress made on the key initiatives to execute those strategies.

Annual Evaluations	The Board employs a formal and regular process to evaluate Board and committee operation effectiveness and address identified areas for improvement. This evaluation process includes surveys, individual director conversations with the Lead Independent Director and executive session discussions at both the Board and committee levels.

Training
Every committee regularly identifies topics and dedicates committee time to training that keeps them engaged in emerging issues and best practices. Directors are also encouraged to participate in topical conferences and off-site training opportunities, including specialized training in overseeing nuclear operations, audit committee issues and industry topics.

Tenure Policies

Term Limit	Directors may not serve on the Board for more than 15 years. Having this requirement, coupled with the mandatory retirement age, is rare among our peers and most public companies and provides an additional impetus to board refreshment.

Mandatory Retirement	Directors must retire on the day of the annual meeting of shareholders after turning age 72.

Change in Responsibilities	Directors must offer to resign upon a change in employer or a meaningful change in professional responsibilities.

Overboarding Guardrails	Directors must obtain approval prior to joining another public company board.

Shareholder Rights

Shareholder Voting
Our shareholders have the opportunity to annually vote for directors, provide an advisory vote on executive compensation and ratify the selection of auditors. Directors are elected by majority vote. Each share is entitled to one vote.

No Supermajority	There are no supermajority voting provisions.

Special Meeting Rights	Shareholders have the right to call a special meeting in accordance with our bylaws.

Proxy Access	Shareholders have the ability to include candidates for nomination as directors in our proxy statement, in accordance with the terms of our bylaws.

Opportunities to be Heard	We allow our shareholders to submit questions at our annual meeting and provide published lines of communication to our directors and management.

Corporate Policies

Code of Conduct	Our Code of Conduct guides our actions and frames the honest and ethical practices needed for business success. The GCN Committee annually reviews the Code of Conduct and requires annual training of directors, officers and employees.

Stock Ownership Requirements	Directors and executive officers are required to maintain specific levels of stock ownership.

Insider Trading, Hedging and Pledging	We have policies designed to promote compliance with insider trading laws which also prohibit hedging by directors and employees and pledging of our stock by directors and executives.

Political Contributions, Lobbying and Government Communications
Our policy governs our engagement with policymakers and holds us to high ethical standards. Our policy requires advanced approval for contributions to candidate campaigns, ballot measures or initiatives and organizations registered under Section 527 of the Internal Revenue Code, and for contributions to 501(c)(4) organizations. We also provide more disclosure than is required by law and annually disclose our political contributions on our website.

Environmental	We are committed to environmental excellence, adhere to policies to ensure environmental compliance and adopt environmental initiatives that enhance value to customers and shareholders.

Artificial Intelligence ("AI") Guiding Principles	We have principles we use to guide our integration and development of AI at our Company.

PROXY STATEMENT 2026	9

Corporate Governance
Leadership Structure and Roles
Our Board leadership structure consists of a combined Chairman and CEO position, complemented by a Lead Independent Director chosen annually from our independent directors. This structure, along with other corporate governance practices discussed below, provides sound and independent oversight of the Company. The Board believes that this structure is best suited for the Company at this time and serves shareholders well. We annually review our Board leadership structure to confirm it is most effective for our business.
As CEO, Mr. Frenzel brings to the Board important experience and expertise of the Company and our rapidly changing industry. The skills and experience of the CEO are also well suited for the role of Chairman, putting the Board in the best position to assess key industry drivers, identify important changes in the energy and consumer landscape and develop effective strategies. The Lead Independent Director likewise plays a critical role in our governance structure, working with both the independent directors and management to ensure the Company is well positioned with sound strategy, solid risk management and effective governance. The Lead Independent Director role is well defined, with responsibilities consistent with best practices.
Ms. Kampling serves as our Lead Independent Director, having been elected to serve a one-year term in May 2025. The key responsibilities of our Lead Independent Director, per our Guidelines on Corporate Governance, are as follows:

Key Responsibilities of Lead Independent Director	Presides at all meetings of the Board at which the Chairman is not present and at all Board executive sessions of the independent directors.

Maintains regular communications with the independent directors, including an annual evaluation process.

Meets regularly with the Chairman and serves as a liaison between the Chairman and the independent directors.

Approves the agenda, materials provided to the directors and the meeting schedules.

Calls meetings of the independent directors, as necessary.

Meets with major shareholders on occasion, as requested.

Develops and maintains a process for CEO and Board succession planning with the GCN Committee.

The final piece of this governance structure is the independent directors. All but one of our current directors are independent. Our directors are effective leaders, comfortable with their role of representing shareholders and maintaining objectivity in the Board's deliberations. They conduct business via a well-established committee structure that governs risk management and mitigation as assigned by the Board and reports back to the Board through an efficient and effective process.
The Board believes that this structure ensures that directors receive the information, industry insights and direction needed to form successful strategies while maintaining the independence necessary to ensure effective governance and oversight. Our business is unique in that it is price-regulated, operates under a complex set of federal, state and local regulations and is undergoing significant transformation. Working with the Lead Independent Director, the Chairman is positioned to effectively lead the development of strategy and provide information and insight on our opportunities, challenges and performance.

10

Corporate Governance
Risk Oversight
A key accountability of the Board is the oversight of material risk, and our Board leadership structure positions the Board well to oversee risk management. As outlined below, management and each Board committee have responsibilities for overseeing the identification and mitigation of key risks and reporting their assessments, activities and initiatives to the full Board.
Management identifies and analyzes risks to determine materiality and other attributes such as timing, probability and controllability. Management broadly considers our business, the utility industry, business and policy trends, the domestic and global economies and the environment to determine enterprise risks and actions to mitigate them, and employs a robust program to identify, assess, manage and mitigate compliance risks.
Key Components of Management's Oversight and Mitigation of Risk

Identify and analyze materiality of risks through:
•Formal key risk assessment
•Financial disclosure process
•Hazard risk management process
•Compliance with financial and operational controls
•Business planning process
•Development of strategic goals and key performance indicators ("KPIs")

Provide regular presentations to the Board regarding risk assessment and mitigation, including:
•Comprehensive risk overview
•Legal and regulatory risks
•Operational risks, including wildfire, cybersecurity, nuclear and natural gas pipeline safety risks
•Financial risks
•Compliance risks
•Sustainability risks
•Customer affordability and resource adequacy risks
Manage and mitigate risks through use of management structures and groups, including: •Management councils •Enterprise risk management committees •Advice from internal corporate areas
Employ a robust compliance program for the mitigation of risk, including:
•Adherence to our Code of Conduct and other compliance policies
•Focused management to mitigate the risks inherent in the implementation of our strategy

Set forth below are key risk management areas within the utility industry and our areas of focus.

Wildfire	Nuclear Operations	Cybersecurity	Natural Gas Pipeline Safety
Company Focus Areas
•Wildfire mitigation plans
•Situational awareness
•Physical mitigations (system resiliency and hardening)
•Operational mitigations (public safety power shutoff and enhanced powerline safety settings)
•Operating protocols
	Company Focus Areas •Regulatory compliance •Equipment reliability •Operational performance •Organization and culture •Internal and external stakeholder engagement	Company Focus Areas •Security resilience •Organization and culture •Risk management and compliance •Security operations •Business engagement	Company Focus Areas •Distribution integrity management program •Transmission integrity management program •Damage prevention •Compressors and regulator stations

PROXY STATEMENT 2026	11

Corporate Governance
Board's Approach to Risk Oversight
The Board approaches risk oversight and mitigation as an integral and continuous part of its governance of the Company as depicted below:
The Audit Committee is responsible for reviewing the adequacy of risk oversight and affirming that appropriate oversight occurs. Current risk assignments are as follows:

Board of Directors

Overall identification, management and mitigation of risk, with a focus on strategic risks

This tiered and structured approach provides a comprehensive risk management framework designed to protect shareholder interests. For example, the Board employs oversight of the risks associated with cybersecurity and the physical security of our assets, with information security matters being discussed at each regular board meeting as well as at the Operations, Nuclear, Environmental and Safety ("ONES") Committee and Audit Committee meetings throughout the year. While the ONES Committee has primary committee responsibility for this topic due to the operational issues involved, the Board has determined that the topic is of sufficient importance to warrant this comprehensive oversight approach. Similarly, the Board employs oversight of risks associated with AI, with appropriate matters being discussed as needed at regular Board meetings as well as at committee meetings. Given the importance of employee and public safety in our industry, the Board is regularly briefed on our approach to safety. Augmenting such oversight efforts, the Board conducts drills to practice its response in a possible emergency situation to ensure it is well prepared and positioned to perform in a possible crisis.

12

Corporate Governance
The Board also employs a process of ensuring compliance practices are sound, a particularly important topic given our highly regulated business. Management performs a regular compliance risk assessment as a companion to the enterprise risk assessment, providing a focused overview of the unique areas of compliance risk the Company faces. The Audit Committee is apprised of compliance risks via regular briefings and written updates to ensure these risks are appropriately managed and mitigated.
Board Committees
Structure
The Board employs a committee structure to assist in conducting its work and regularly refreshes that work in light of risk assessments. By assigning responsibilities to committees with particular expertise and focus, the Board can ensure it fulfills its duties in an efficient and effective manner.
Our Board has established the following committees: Audit, Finance, GCN and ONES. The committees are made up exclusively of independent directors, with members of the Audit Committee and GCN Committee meeting additional independence criteria. Each committee operates under a written charter that clearly defines its responsibilities, which is regularly reviewed at both the committee and Board levels. Committees have the authority to engage outside experts, advisors and counsel to assist in their duties, as needed. Each committee undertakes a regular evaluation process and members participate in training on relevant topics to ensure the committee functions well and directors are well educated on issues. The committee chairs report committee activities and actions to the full Board at the Board meeting following the committee meeting. Each committee has a scheduled executive session which is held at the end of each committee meeting. For topics having broad implications for Xcel Energy, the full Board may hear or act on any issue. Likewise, a committee may delegate all or a portion of its responsibilities to a subcommittee, as appropriate. This flexibility can be employed as appropriate to ensure risks are effectively overseen and managed. Additional information regarding these governance practices is provided under Board Practices below.
The following table details the committee membership as of March 23, 2026 and the number of committee meetings held in 2025.

Name	Audit Committee(1)(2)	Finance Committee(3)	GCN Committee(2)	ONES Committee(3)
Megan Burkhart
Lynn Casey
Maria Demaree
Netha Johnson
Patricia Kampling
George Kehl
Richard O'Brien
Charles Pardee
James Prokopanko
Devin Stockfish
Tim Welsh
Meetings in 2025	5	6	4	6

Financial Expert
Committee Chair
Committee Member
(1)All members are financially literate and no member serves on the audit committee of more than three public company boards.
(2)All members meet the Nasdaq and SEC standards for independence.
(3)All members meet the Nasdaq standards for independence.
Meeting Attendance
During 2025 the Board met five times, and the independent directors met in executive session without management present on all five occasions. All currently serving directors attended 100% of the meetings of the Board and any Board committees of which they were members during 2025. Each director also attended a half-day strategy session and related executive session. We do not have a formal policy but encourage our directors to attend the annual meeting of shareholders. All of the then serving directors attended the 2025 Annual Meeting of Shareholders.

PROXY STATEMENT 2026	13

Corporate Governance
Committee Responsibilities

Audit Committee	GCN Committee

•Oversees the financial reporting process, including the integrity of our financial statements, compliance with legal and regulatory requirements and our Code of Conduct and the independence and performance of internal and external auditors.
•Reviews the annual audited financial statements and quarterly financial information with management and the independent registered public accounting firm.
•Appoints and evaluates the performance of our independent registered public accounting firm.
•Reviews with management our major financial risk exposures and the steps management has taken to monitor and control the exposures, including our risk assessment and risk management guidelines and policies.
•Reviews the compliance risks and implementation and effectiveness of our compliance and business conduct program.
•Reviews the scope and the planning of the audit with both the internal auditors and the independent registered public accounting firm.
•Reviews the findings and recommendations of both the internal auditors and the independent registered public accounting firm and management's response to those recommendations.
•Prepares the Report of the Audit Committee included in this proxy statement.

•Determines Board organization, selection of director nominees and recommendations regarding director compensation.
•Recommends Lead Independent Director and Board committee memberships.
•Develops effective CEO and Board succession plans.
•Evaluates performance of the CEO.
•Approves executive officer compensation, including incentives and other benefits.
•Oversees compensation and governance-related risks.
•Establishes corporate governance principles and procedures.
•Oversees our Code of Conduct.
•Reviews our political contributions policy, lobbying expenditures, contributions and key lobbying activity.
•Oversees activities and reporting of environmental, social and governance matters.
•Reviews our workforce strategy and risks and the process for management development and long-range planning.
•Reviews proxy disclosures regarding director and executive officer compensation and benefits.
•Prepares the Report of the Compensation Committee included in this proxy statement.

Finance Committee	ONES Committee

•Oversees corporate capital structure and budgets and recommends approval of major capital projects.
•Oversees financial plans and key financial risks.
•Oversees dividend policies and makes recommendations as to dividends.
•Oversees insurance coverage and banking relationships.
•Reviews investment objectives of our nuclear decommissioning trust and trusts for our employee benefit plans.
•Oversees investor relations.
•Reviews and recommends lines of new business.

•Oversees nuclear strategy, operations and performance, including the review of findings from reports, inspections and evaluations.
•Oversees the performance of our significant electric and natural gas operations.
•Reviews environmental and climate strategy, compliance, performance issues and initiatives.
•Reviews material risks relating to our nuclear operations and environmental and safety performance, as well as risks, performance and compliance with operations measures of our electric and natural gas systems.
•Reviews safety performance, strategy and initiatives.
•Reviews customer service performance, performance issues and initiatives.
•Oversees physical and cybersecurity risks related to plants and operations as well as wildfire risk.
•Periodically tours facilities and conducts meetings at key Company locations, including nuclear plants.
•Oversees enterprise-wide operational risks and performance, including system reliability and resource adequacy.

14

Corporate Governance
Board Practices
Coordinating Officer
Each committee is supported by a senior member of management who works directly with the committee chair in setting agendas, providing supporting materials, ensuring charter requirements are fulfilled and communicating with committee members. This function provides another avenue for directors to meaningfully engage with members of management to gain a deeper understanding of the issues impacting the business and the effectiveness and impact of strategic initiatives and risk mitigation efforts. The effectiveness of the coordinating officer role is evaluated as part of the annual evaluation process.
Evaluations
The Board and committees conduct the annual evaluation process set forth below to assess the effectiveness of their processes, identify issues or topics for further exploration and provide feedback on the quality and timeliness of information from management, among other things.

Board and Committee Evaluation Process

Written Surveys Each director completes an evaluation on the operation of the Board and committees on which the director serves.	Interviews The Lead Independent Director interviews each board member to solicit additional feedback.	Board Discussion Results of the Board and committee assessments and individual interviews are provided to the directors and discussed at Board and committee meetings.	Feedback Incorporated Input and feedback from the evaluation process are incorporated into Board practices.

Regular assessments provide valuable information to support continual improvement in Board and committee governance practices and ensure management is meeting the expectations of Board members. The Board believes the annual evaluation process is an important component of sound governance and is helpful in driving continued improvement in the overall effectiveness of Board and committee oversight. For example, in 2025 we provided additional presentations to the Board, by both internal and external experts, in response to feedback received during and outside of the evaluation process.
Training
Committees are regularly apprised of new and emerging requirements and trends facing the industry. Each committee conducts training on topics relevant to its responsibilities, and committees regularly seek input to prioritize training topics. In addition, the ONES Committee participates in site visits to gain understanding of our operations, including tours of our nuclear plants, and the full Board has toured certain facilities to gain even deeper understanding of various aspects of our business. Directors are also encouraged to participate in outside training on topics related to corporate governance and industry issues. Under our Guidelines on Corporate Governance, each new director is expected to participate in a detailed orientation process and each sitting director is expected to participate in periodic continuing education.
We arrange for continuing education opportunities periodically for directors and facilitate their participation. During 2025, members of the Board attended outside trainings on best practices in corporate governance and industry developments, and many directors have attended training from the Institute of Nuclear Power Operations, which addresses issues specific to oversight of nuclear operations.
Director Succession Planning
The Board employs robust practices to ensure strong continuity of skills and leadership over time through sound succession planning. The GCN Committee regularly develops and the Board regularly reviews succession plans for the CEO and other top leaders, as well as plans to develop and/or acquire talent in key positions of management. Likewise, the GCN Committee regularly reviews and identifies anticipated changes in our Board makeup given our Board refreshment policies and the desired skills for director candidates to be appointed to the Board. Since 2021, five new directors have joined our Board. The GCN Committee also considers and develops paths for Board leadership positions, such as committee chairs and the Lead Independent Director. The Board has been successful in identifying, recruiting and recommending candidates who complement current director skills and attributes and bringing on new directors with unique skills that are important to our business. The Board plans to continue to develop and execute plans to ensure sound governance, strong leadership and business continuity through effective succession planning.

PROXY STATEMENT 2026	15

Corporate Governance
The illustration below outlines the GCN Committee's process for identification and review of director candidates.

Sources for Identifying Candidates •Independent directors •Shareholders •Independent search firms •Management
Candidate Pool
In-Depth Review •Screen qualifications •Review independence and potential conflicts •Meet with directors •Consider skills matrix
Recommend Selected Candidates for Appointment to our Board
5 New Directors since 2021

Strategy Session
The Board annually conducts a strategy session to consider new and emerging industry trends, consult with outside experts and assess current strategies and key initiatives to ensure the Company is well positioned for the future. This session offers the opportunity for a fluid exchange of information and ideas, helping to refine the current approach, identify new opportunities and risks and establish key objectives to be monitored throughout the year as the strategies are executed. Agendas for future Board meetings are set in consideration of these objectives.
Key Performance Indicators and Scorecard Development
The GCN Committee reviews and approves KPIs and our internal corporate scorecard annually to ensure our goals are appropriately aligned with corporate priorities. The annual refinement of KPIs establishes the long-term oversight of operational goals that promote the best interests of our shareholders, customers and employees.
Shareholder Engagement and Investor Outreach
We believe that regular, transparent communication with our shareholders and other stakeholders is essential to our long-term success. We have continued our practice of engaging with shareholders throughout the year on a range of topics. Presentations at financial conferences, meetings with sell-side analysts and investors, regular outreach on governance topics and responding to inquiries are examples of activities we employ. In 2025, we reached out to shareholders representing approximately 50% of our outstanding shares to discuss governance matters. We value the feedback we receive during our conversations with investors. The Board receives regular updates on our shareholder engagement efforts, and shareholders may reach out to the Board with any questions or concerns as described under Communications with the Board below.
We also voluntarily disclose sustainability performance and metrics, including but not limited to our Sustainability Report, science-based carbon reduction scenarios and our response to the Task Force on Climate Related Financial Disclosures. These and other disclosures are available on our website at xcelenergy.com.

Overview of Current Practices

Transparency	Outreach	2025 Engagement Topics

•Five-year forecast for capital expenditures, financing plan and credit metrics
•Long-term growth objectives for EPS and dividends
•Sustainability goals, progress and related policies
•Third-party verified emission disclosures (since 2005)
•Compensation alignment to sustainability issues
•"Value People" section in Sustainability Report, including workforce representation disclosures (e.g., EEO-1 Report)

•Investor conferences and non-deal roadshows. In 2025, we:
— Participated in 23 events
— Conducted ~250 meetings with ~300 institutional investors
•Proactive governance meetings
•Meetings requested with management
•Annual shareholder meeting

•Governance issues including executive compensation, Board composition, tenure practices and risk management and oversight
•Environmental issues, such as clean energy strategy, carbon reduction and natural gas vision
•Data center development, load growth outlook, reliability considerations and customer affordability
•Supply chain and regulatory strategies and tax credit impacts to the industry
•Social issues, including just transition and workforce strategy

16

Corporate Governance
Communications with the Board
The Board welcomes your input. You may communicate with the Board in two ways: (1) you may send correspondence to the attention of our Corporate Secretary at Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401 or (2) you may contact the Board directly via email at BoardofDirectors@xcelenergy.com. These emails are sent to an independent director designated to receive such communications. The email is simultaneously sent to the Corporate Secretary's office, who may act as agent for the Board and coordinate the response. If the receiving director requests the Company to respond on behalf of the directors, a copy of the Company-prepared response is provided to the receiving director. If the receiving director does not request a response, the agent acting for the receiving director will provide a summary of the actions taken. The Board reserves the option to review and change this policy due to the nature and volume of the correspondence.
Determining Executive Officer and Director Compensation
The GCN Committee has broad authority to develop and implement compensation policies and programs for executive officers and directors. The GCN Committee may retain independent, external compensation consultants to assist in this effort and may change consultants at any time during the year if it determines that a change would be in the best interests of the Company and our shareholders.
To assist in setting 2025 compensation, the GCN Committee retained Meridian Compensation Partners LLC ("Meridian") as its independent executive compensation consultant. Meridian is an independent consulting firm delivering advisory services to compensation committees and does not perform any assignments for the Company other than providing executive and director compensation services for the GCN Committee.
Several internal controls exist to ensure the independent judgment of Meridian:
•Meridian reports directly to the GCN Committee and not to management.
•Meridian routinely participates in executive sessions of the GCN Committee without members of management present.
•The GCN Committee has the exclusive authority to hire, retain and set the compensation for its executive compensation consultant and advisors.
The GCN Committee assessed Meridian's independence pursuant to Nasdaq and SEC rules and concluded that no conflict of interest exists that prevents it from independently advising the GCN Committee. In its oversight of our 2025 executive compensation program, the GCN Committee worked with Meridian, the CEO and the Chief Human Resources Officer. The GCN Committee received additional support from the Vice President, Corporate Secretary and the Executive Vice President, Chief Legal and Compliance Officer. In 2025, the CEO and other officers provided recommendations with respect to:
•The corporate performance objectives and goals on which awards of both annual and long-term incentive compensation are based.
•Attracting, retaining and motivating executive officers.
•Information regarding financial performance, budgets and forecasts as they pertain to executive compensation.
•Market information regarding compensation levels, practices and trends.
Additional information regarding the determination of executive compensation is included in the Compensation Discussion and Analysis ("CD&A") beginning on page 31. Information about our director compensation practices is provided beginning on page 56.

PROXY STATEMENT 2026	17

Corporate Governance
Board Planning and Composition
We believe that the most effective oversight comes from a Board of Directors that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. We also believe it is important for the Board to work well as a whole, with directors bringing their experience to the table and conversing freely with each other and with management to create an environment that results in well-functioning oversight. The GCN Committee regularly reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board makeup in light of these criteria.
Key Skills, Expertise and Attributes of the Director Nominees
The Board has identified key skills, expertise and attributes that are important for effective governance of Xcel Energy. Each director brings to us a wealth of experience that combines to varying degrees many or all of these skills, but some have more in-depth experience in a particular area than others. Consistent with the goal of ensuring a comprehensive mix of skills and expertise is represented at the Board table, below we capture how the director nominees contribute to both the general skills mix (organized by key attribute), as well as the specialized expertise relevant to that attribute. In making this assessment, we considered the experience each director brings from work, education, service on other public company boards and engagement in community, civic and business organizations.
The key skills and specialized expertise held by each director nominee are set forth in the following matrix.

Leadership & Strategy
Public Company/Large Organization CEO
Legal, Policy and Governance
Human Resources Management and Executive Compensation
Risk Management
Finance
Audit Committee Financial Expert
Investment Oversight
CFO Experience
Regulated Industry
Utility and Energy Sector
Nuclear Leadership and Expertise
Environmental
Customer & Community
Nonprofit Board Governance
Consumer-Facing Business Experience

Leadership & Strategy

Directors who hold or have held significant leadership positions provide the Company with valuable insights. These people generally possess strong leadership qualities as well as the ability to identify and develop those qualities in others. They demonstrate a practical understanding of strategy development and corporate governance, know how to create growth and value and prioritize creating a strong corporate culture. Specialized expertise includes:
•Public Company/Large Organization CEO Experience
•Legal, Policy and Governance Expertise
•Human Resource Management and Executive Compensation Experience

18

Corporate Governance

Risk Management

Effectively managing risk in a rapidly changing environment is critical to our success. Directors should have a sound understanding of the most significant risks facing the Company and the experience needed to provide effective oversight of risk management processes.

Finance

Accurate financial reporting and auditing are critical to our success, and so we seek to have a number of directors who qualify as audit committee financial experts. Given the highly capital-intensive nature of our business, we also seek directors who have experience overseeing large capital projects and complex financings. Specialized expertise includes:
•Audit Committee Financial Expert
•Investment Oversight Expertise
•Chief Financial Officer Experience

Regulated Industry

Our industry is heavily regulated and directly affected by government actions. Our operations are complex, and addressing rapidly changing industry issues has strategic implications. As such, we seek directors with experience working closely with government agencies or in highly regulated businesses, or with experience in industries that require extensive permitting and community engagement to conduct business. Specific expertise includes:
•Utility and Energy Sector Experience
•Nuclear Leadership and Expertise

Environmental

The production of energy has environmental impacts, and how we address rapidly evolving environmental regulation is critical to our business. Directors with experience in addressing complex environmental regulations or siting major facilities bring valuable expertise to our Board.

Customer & Community

Given the essential service we provide, understanding the needs and interests of stakeholders is critical. Directors with experience in customer-facing industries bring valuable expertise as we prepare for a more competitive energy market. Likewise, a keen understanding of community issues and interests is important, as our success is tied to the success of the communities we serve. Specific experience includes:
•Nonprofit Board Governance
•Consumer-Facing Business Experience

In evaluating director nominees, the GCN Committee considers experience in the areas identified above and expects director nominees to have proven leadership skills, sound judgment, integrity and a commitment to the success of the Company. For incumbent directors, the GCN Committee considers attendance, past performance on the Board and contributions to the Board and applicable committees. In addition to experience and expertise, when assessing Board composition and director nominees the GCN Committee and the Board also consider independence and tenure.
Director Independence

Director independence is a critical requirement for sound governance. The Board reviews independence at least annually – when candidates are nominated for reelection and upon position changes during the year. The Board determines director independence under the standards established by Nasdaq, which we have adopted with a four-year look back. In addition, a director who is an employee or representative of a significant supplier of any Xcel Energy business unit or legal entity will not be "independent" unless the relationship was entered into with the supplier as a result of competitive purchasing practices. When evaluating director independence, the Board has determined that the receipt of regulated electric and gas service from the Company does not constitute a material relationship. As part of the Board's annual independence review, the Board reviews ordinary course of business transactions in which directors have an interest and considers regulatory requirements, including potential competitive restrictions and interlocks, and other positions and directorships held.
Each of our directors and director nominees, other than Mr. Frenzel, is independent. The Board has satisfied, and expects to continue to satisfy, its objective to have no more than two directors who are not independent serving on the Board at any time.

PROXY STATEMENT 2026	19

Corporate Governance
Director Tenure and Board Refreshment

The Board believes that diversity in tenure creates a good mix of perspectives with longer-tenured directors bringing a deep understanding of the Company while new members bring a fresh perspective and expertise helpful to keeping abreast of a changing industry.
As of the date of this proxy statement, the Board consists of 12 directors whose tenure is shown in the graphic to the left. If all 10 directors standing for election at the annual meeting are elected, the average director tenure will decrease to 4.4 years, and the number of directors included in the "5 to 10 years" category will decrease to five and in the "11 to 15 years" category will decrease to zero.
To facilitate board refreshment, we have term limits for directors as well as a mandatory retirement age. Our directors may not serve on the Board for more than 15 years, and we require our directors to retire on the day of the annual meeting of shareholders after turning age 72.
Over the past five years, the Board has recommended five new directors, and 10 directors have left the Board.

5.7 Years Average Director Tenure

Director Additions				Director Departures
2025	2023	2022	2021	2026*	2025	2022	2021
Demaree	Welsh	Burkhart	Frenzel	O'Brienw	Policinski«	Westerlund«	Fowke
Stockfish				Prokopankow	Williams«	Wolf«	Owensw
					Yohannesw		Sheppardw

*Not standing for reelection at the Annual Meeting
«	Departed the Board due to term limit policy	w	Departed the Board due to retirement age policy
Shareholder Recommendation of Directors
Any shareholder may recommend to the GCN Committee potential nominees for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. Such recommendations should be received by October 1, 2026 to be considered for the 2027 Annual Meeting of Shareholders. The GCN Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates. No shareholder recommendations were received in connection with the 2026 Annual Meeting of Shareholders.

20

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Serving shareholders well is a key priority for the Board. We believe a well-qualified and diverse mix of directors best positions the Board to effectively govern and achieve strong results. Demonstrated leadership, judgment and expertise, combined with integrity and experience, are some of the important characteristics for Board members. Such characteristics are evaluated when considering director candidates.
We currently have 12 directors on our Board. Messrs. O'Brien and Prokopanko will not be standing for reelection at the annual meeting in accordance with our board refreshment policies. Xcel Energy sincerely thanks them for their significant contributions and service to the Company and our shareholders. The Board has set the size of the Board at 10 as of the annual meeting, and 10 director nominees have been recommended by the GCN Committee and nominated by the Board. Of the 10 nominees, nine were elected by our shareholders at the 2025 Annual Meeting of Shareholders. In late 2025, the GCN Committee determined the Board would benefit from adding Maria Demaree as a director. Ms. Demaree serves as Senior Vice President, Enterprise Business and Digital Transformation and Chief Information Officer for a Fortune 500 company and has expertise in IT strategy, delivery and operations, data and analytics and cybersecurity. Ms. Demaree was initially identified as a potential candidate by a third-party director search firm. After reviewing Ms. Demaree's qualifications, the GCN Committee recommended her for election to the Board. Ms. Demaree began serving on our Board on December 17, 2025.
We believe the slate of directors brings not only the right expertise and experience to the Board, but also the right attributes to ensure constructive and free exchange of ideas and opinions with each other and with management.
Each of the 10 director nominees has agreed to be named in this proxy statement and to serve if elected. Should any nominee become unable to serve for any reason, the persons named as proxies reserve full discretion to vote "FOR" any other persons who may be recommended by the GCN Committee and nominated by the Board, or the Board may reduce the number of nominees. If elected at the annual meeting, the directors will hold office until the 2027 Annual Meeting of Shareholders and until their successors have been elected and qualified.
Thank You Retiring Board Members
Richard O'Brien
Jim Prokopanko

The Board recommends a vote "FOR" the election to the Board of each of the following nominees.

PROXY STATEMENT 2026	21

Proposal No. 1 Election of Directors

Megan Burkhart Executive Vice President, Fifth Third Bank

Director Qualifications and Experience
Ms. Burkhart brings to our Board human capital management, executive compensation, risk management, consumer-facing business and regulated industry experience. Ms. Burkhart has served as Executive Vice President for Fifth Third Bank since its merger with Comerica Incorporated in February 2026. She also serves as a member of Fifth Third's Management Committee. At Comerica, Ms. Burkhart served as Senior Executive Vice President, Chief Administrative Officer with responsibility over human resources and the company's inclusion efforts. In addition, she oversaw corporate affairs, which included corporate sustainability, communications and external affairs, and Comerica's EXCELLENCE program which focused on maturing foundational risk management practices and fostering a strong risk culture across the bank. She also served on Comerica's Management Executive Committee. Among her community affiliations, Ms. Burkhart serves on the board of Austin Street Center. Ms. Burkhart is a graduate of the Leadership Dallas Class of 2016.
Business Experience
•Executive Vice President, Fifth Third Bank, a financial services company (February 2026 to present)
•Senior Executive Vice President, Chief Administrative Officer, Comerica Incorporated, a financial services company (January 2023 until it merged with Fifth Third Bank in January 2026)
•Executive Vice President, Chief Human Resources Officer, Comerica Incorporated (2010 to January 2023)
•Senior Vice President, Director of Compensation, Comerica Incorporated (2007 to 2010)
•First Vice President, Human Resources Director, Credit and Corporate Staffs, Comerica Incorporated (2004 to 2007)
Other Public Company Boards
•None

Age 54 Director since 2022 Committees •Audit •GCN (Chair) Key Skills/Expertise •Leadership & Strategy •Risk Management •Regulated Industry •Environmental •Customer & Community

Lynn Casey Retired Chair and CEO, Padilla

Director Qualifications and Experience
Ms. Casey has extensive executive experience in brand strategy and investor, corporate and media relations. She is nationally recognized as an industry leader in building and protecting brands, having served as Chair and Chief Executive Officer of Padilla, a public relations and communications firm, for 17 years. Ms. Casey brings valuable skills to the Board with her experience in creating and delivering high-impact communication strategies, her expertise in crisis communications and management and her strong commitment to the local community. Ms. Casey also serves as a director of several nonprofit organizations in the communities that we serve.
Business Experience
•Chair, Padilla, a public relations and communications firm (August 2018 to December 2019)
•Chair and CEO, Padilla (2001 to August 2018)
Other Public Company Boards
•None

Age 70 Director since 2018 Committees •Audit •ONES Key Skills/Expertise •Leadership & Strategy •Risk Management •Customer & Community

22

Proposal No. 1 Election of Directors

Maria Demaree SVP, Enterprise Business and Digital Transformation and Chief Information Officer, Lockheed Martin Corporation

Director Qualifications and Experience
Ms. Demaree brings to our Board expertise in technology delivery, information security and digital innovation. As Senior Vice President of Enterprise Business and Digital Transformation and Chief Information Officer at Lockheed Martin Corporation, Ms. Demaree has gained valuable insight leading IT strategy, including IT delivery and operations, data and analytics, cybersecurity and IT transformation, as well as regulated industry and risk management experience. Ms. Demaree’s expertise in technology delivery and digital advancement will greatly benefit our company as we implement advanced systems designed to make energy work better for our customers. In addition, Ms. Demaree has held directorship positions on multiple nonprofit boards over the course of her career.
Business Experience
•Senior Vice President, Enterprise Business and Digital Transformation and Chief Information Officer, Lockheed Martin Corporation, a defense and aerospace manufacturing company (December 2024 to present)
•Vice President and General Manager, National Security Space, Lockheed Martin Corporation (September 2023 to December 2024)
•Vice President and General Manager, Special Programs, Lockheed Martin Corporation (January 2021 to September 2023)
•Vice President and General Manager, Mission Solutions, Lockheed Martin Corporation (2018 to 2021)
•Vice President, Ground Systems and Solutions, Lockheed Martin Corporation (2016 to 2018) and various other roles at Lockheed Martin Corporation since 1990
Other Public Company Boards
•None

Age 57 Director since 2025 Committees •Audit •ONES Key Skills/Expertise •Leadership & Strategy •Risk Management •Regulated Industry •Environmental •Customer & Community

Bob Frenzel Chairman of the Board, President and CEO, Xcel Energy Inc.

Director Qualifications and Experience
Mr. Frenzel brings extensive experience and perspective to the Board in the areas of energy, operations, finance, corporate development and risk management. Prior to his role as the Company's President and Chief Executive Officer, Mr. Frenzel served as the Company's President and Chief Operating Officer, leading Xcel Energy's four utility operating companies and transmission, distribution and natural gas operations. Having served as Chief Financial Officer of Xcel Energy and of Luminant, Mr. Frenzel has valuable knowledge of finance, tax, accounting and corporate development functions. He also has experience in banking and with financial transactions within the energy and power industry. Prior to starting his business career, Mr. Frenzel served in the United States Navy for six years as a nuclear engineering officer and weapons officer and was promoted to Lieutenant Commander in the Navy Reserve following active duty. He has also served as a director for various nonprofit organizations. Mr. Frenzel currently serves on the boards of a number of industry groups, including Nuclear Energy Institute, Edison Electric Institute and Institute of Nuclear Power Operations.
Business Experience
•Chairman of the Board, Xcel Energy Inc. (December 2021 to present)
•President and CEO, Xcel Energy Inc. (August 2021 to present)
•President and Chief Operating Officer, Xcel Energy Inc. (2020 to August 2021)
•Executive Vice President and Chief Financial Officer, Xcel Energy Inc. (2016 to 2020)
•Senior Vice President and Chief Financial Officer, Luminant, a wholly owned subsidiary of Energy Future Holdings Corporation ("EFH"), an electric utility company (2012 to 2016)
•Senior Vice President for Corporate Development, Strategy and Mergers and Acquisitions, EFH (2009 to 2012)
•Vice President, Investment Banking Division, Goldman Sachs (2002 to 2009)
Former Public Company Boards
•Patterson Companies, Inc. (2018 to 2025)

Age 55 Director since 2021 Committees •None Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Environmental •Customer & Community

PROXY STATEMENT 2026	23

Proposal No. 1 Election of Directors

Netha Johnson Former Executive Vice President and Chief Operations Officer, Albemarle Corporation

Director Qualifications and Experience
Mr. Johnson's leadership experience in global operations provides the Board with valuable business and strategic insight. Through his role as Executive Vice President and Chief Operations Officer of Albemarle Corporation, a global specialty chemicals company, Mr. Johnson gained expertise in operations and the specialty chemicals industry. His experience with the industry and electrical and renewable energy solutions provides valuable insight to our business as we work toward our carbon-free future. Prior to starting his business career, Mr. Johnson was an officer in the United States Navy. Mr. Johnson has served as a director on several nonprofit boards throughout his career.
Business Experience
•Executive Vice President and Chief Operations Officer, Albemarle Corporation, a global specialty chemicals company (November 2024 to August 2025)
•President, Specialties Global Business Unit (previously the Bromine Specialties business unit), Albemarle Corporation (2018 to October 2024)
•Vice President and General Manager, 3M Company, a multinational industrial, worker safety, health care and consumer goods company (2015 to 2018)
•President, Filtration, Pentair, a global water treatment company (2010 to 2015)
Other Public Company Boards
•None

Age 55 Director since 2020 Committees •Finance •ONES Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Environmental •Customer & Community

Patricia Kampling Retired Chairman and CEO, Alliant Energy Corporation

Director Qualifications and Experience
Ms. Kampling is the former Chairman and Chief Executive Officer of Alliant Energy Corporation. She has four decades of experience in the energy industry, having held leadership roles at Exelon Corporation and the former IPSCO Corporation prior to her tenure at Alliant. Ms. Kampling provides the Board with extensive utility-specific experience relating to finance, strategy, risk management and regulation. Ms. Kampling also currently serves on several nonprofit boards.
Business Experience
•Chairman and CEO, Alliant Energy Corporation, a public utility holding company (2012 to 2019)
•President and Chief Operating Officer, Alliant Energy Corporation (2011 to 2012)
•Executive Vice President and Chief Financial Officer, Alliant Energy Corporation (2010 to 2011)
Other Public Company Boards
•American Water Works Co. Inc. (Since 2019)
•Fidelity Equity and High Income Funds (Since 2020)
Former Public Company Boards
•Briggs & Stratton Corp. (2011 to 2021)

Age 66 Director since 2020 Lead Independent Director since 2025 Committee •GCN Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Environmental •Customer & Community

24

Proposal No. 1 Election of Directors

George Kehl Retired Office Managing Partner, KPMG LLP

Director Qualifications and Experience
With 38 years of experience in a global public accounting firm, Mr. Kehl brings extensive knowledge of financial accounting, auditing and internal control over financial reporting, which is valuable to our highly regulated company. He was an audit partner for 25 years at KPMG LLP, serving mostly Fortune 500 companies, and was the managing partner of the Minneapolis office from 2010 until his retirement in 2019. Mr. Kehl is a Certified Public Accountant in Minnesota and Florida. His experience provides the Board with valuable strategic business, leadership and financial expertise, and the Board has determined Mr. Kehl to be an audit committee financial expert. Mr. Kehl has served as a director of several nonprofit companies in the communities we serve, providing valuable insights into our stakeholder base that is vital to our business.
Business Experience
•Independent Consultant (2023 to present)
•Office Managing Partner, KPMG LLP, a global audit, tax and advisory firm (2010 to 2019)
•Audit Partner, KPMG LLP (1994 to 2019)
Other Public Company Boards
•None

Age 67 Director since 2020 Committees •Audit (Chair) •Finance Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Customer & Community

Charles Pardee Retired President, Terrestrial Energy USA

Director Qualifications and Experience
Mr. Pardee brings to our Board extensive nuclear, operational and risk management experience. He most recently served as President of Terrestrial Energy USA, a nuclear technology company, and has more than 39 years of experience in the energy industry, having held leadership roles at the Tennessee Valley Authority and Exelon Corporation. Mr. Pardee has worked with several other energy companies, including Florida Power Corporation and Carolina Power & Light, as well as the Institute of Nuclear Power Operations. Mr. Pardee served as a Lieutenant in the United States Navy for nine years. Mr. Pardee is the chair and director of the Independent Oversight Committee for the Emirates Nuclear Energy Corporation in the United Arab Emirates and is a director for Terrestrial Energy Inc. He previously served on the nuclear safety advisory board for Tokyo Electric Power.
Business Experience
•President, Terrestrial Energy USA, a nuclear technology company (2019 to June 2024)
•Executive Vice President, Chief Operating Officer, Tennessee Valley Authority, a federally owned corporation that provides navigation, flood control, electricity generation and economic development to the Tennessee Valley (2013 to 2017)
•Executive Vice President, Chief Generation Officer, Tennessee Valley Authority (January 2013 to April 2013)
•Chief Operating Officer, Exelon Generation, Exelon Corporation's energy provider (2010 to 2013)
•President and Chief Nuclear Officer, Exelon Nuclear, Exelon Corporation's nuclear division (2007 to 2010)
Other Public Company Boards
•Terrestrial Energy Inc. (Since 2025)

Age 66 Director since 2020 Committees •Finance •ONES (Chair) Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Environmental •Customer & Community

PROXY STATEMENT 2026	25

Proposal No. 1 Election of Directors

Devin Stockfish President and Chief Executive Officer, Weyerhaeuser Company

Director Qualifications and Experience
Mr. Stockfish is an accomplished executive who shares our deep commitment to safety and operational excellence. He serves as President and Chief Executive Officer of Weyerhaeuser Company, and our Company greatly benefits from his acumen in leading a publicly traded, capital-intensive business. Mr. Stockfish's depth of knowledge in corporate strategy and finance and experience managing complex legal and regulatory issues provide tremendous value to our Board. Mr. Stockfish's experience in sustainable business operations also provides valuable insight as we continue to make progress on our sustainability goals. Mr. Stockfish also serves on the Weyerhaeuser Company board of directors and on the National Alliance of Forest Owners board of directors.
Business Experience
•President and CEO, Weyerhaeuser Company, a North American forest products company (2019 to present)
•Senior Vice President Timberlands, Weyerhaeuser Company (2018 to 2019)
•Vice President, Western Timberlands, Weyerhaeuser Company (2017 to 2018)
•Senior Vice President, General Counsel and Corporate Secretary, Weyerhaeuser Company (2014 to 2016)
Other Public Company Boards
•Weyerhaeuser Company (Since 2019)

Age 52 Director since 2025 Committees •Finance •ONES Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Customer & Community

Tim Welsh President, CCC Intelligent Solutions Inc.

Director Qualifications and Experience
Mr. Welsh brings to our Board decades of experience in a variety of diverse fields, including financial services, customer experience, workforce development and operations. Across several industries, Mr. Welsh's work has centered on understanding consumer behavior and creating strategies to respond to consumer preferences. He also has extensive leadership and regulated industry experience. In his role at CCC Intelligent Solutions Inc., Mr. Welsh leads all market-facing functions to help customers in insurance and collision repair industries accelerate their digital transformation journeys. During his seven years at U.S. Bancorp, Mr. Welsh drove the company's overall consumer and small business strategy across its branch network. Before joining U.S. Bancorp, Mr. Welsh spent more than 26 years at McKinsey & Co. in their Minneapolis-St. Paul offices. Mr. Welsh was elected to McKinsey's Shareholders Council, led McKinsey's global learning and development function, and co-led the firm's people strategy. Mr. Welsh has a passion for helping enhance the vitality of the community in Minnesota and opportunities for its residents. He has extensive board experience, including serving as chair of the board of Allina Health and previously as the chair of the board for GREATER MSP. In addition, Mr. Welsh is a founder of the Itasca Project to improve the quality of life in Minneapolis and St. Paul and a founding board member of UPSIDE Foods.
Business Experience
•President, CCC Intelligent Solutions Inc., a cloud platform company supporting the insurance industry (March 2025 to present)
•Vice Chair, Consumer and Business Banking, U.S. Bancorp, a financial services holding company (2019 to July 2024)
•Vice Chair, Consumer Banking Sales and Support, U.S. Bancorp (2017 to 2019)
•Senior Partner, McKinsey & Company, a global management consulting firm (2006 to 2017)
•Partner, McKinsey & Company (1999 to 2006)
Other Public Company Boards
•None

Age 60 Director since 2023 Committees •GCN •ONES Key Skills/Expertise •Leadership & Strategy •Risk Management •Finance •Regulated Industry •Customer & Community

26

SUSTAINABILITY OVERSIGHT

Sustainability is embedded throughout our organization and integrated into our governance processes. With strong leadership from our Board and executive management team, along with engaged leaders and business units across the Company, we are able to effectively manage risks and opportunities and drive strong performance across a spectrum of corporate responsibility issues. Through our strategic planning process, the executive leadership team identified three strategic priorities that represent the keys to our continued success in achieving our vision to be the preferred and trusted provider of the energy our customers need. Strong alignment exists between our strategic priorities and our corporate responsibility initiatives. Our most recent Sustainability Report, published in June 2025, marks the 20th year we have published the report. Our report covers a variety of sustainability issues and is built on 20 topics that we have identified as important to our stakeholders and Company.

Sustainability Library
The following documents can be found on our website at xcelenergy.com under "Company—Investors—Sustainability—Sustainability Document Library."
•Sustainability Report
•Task Force on Climate-Related Financial Disclosures Report
•Sustainability Accounting Standards Board Index
•Global Reporting Initiative Index
•EEO-1 Report
•Environmental Policy
•Environmental Justice Position Statement
•Human Rights Position Statement
•Just Transition Position Statement

The GCN Committee has primary Board committee responsibility for sustainability issues and risks. It oversees policy, adherence and disclosure regarding sustainability matters, including executive compensation, our Code of Conduct and the Political Contributions, Lobbying and Government Communications policy ("Political Contributions Policy"). Annually, the GCN Committee reviews our workforce strategy, including organization and culture initiatives. The ONES Committee oversees our environmental strategy and performance, employee and contractor safety, customer service and affordability and operational performance in delivering electricity and natural gas service to customers. This includes managing risks related to climate, physical security, cybersecurity, public safety, system reliability and resource adequacy.

Our Chairman, President and CEO leads all aspects of our sustainability efforts and governance. Our Chief Sustainability Officer is responsible for sustainability policies, including management of climate-related risks and regular sustainability discussions with the Board. Our Chief Sustainability Officer works with multiple teams across the business areas that are accountable for addressing related risks and opportunities.

The key aspects of how we manage sustainability responsibilities are described below.

Board Oversight

The full Board considers and addresses key sustainability issues in the context of our broader corporate strategy. While the GCN Committee has overall responsibility for sustainability oversight, other Board committees also have oversight responsibilities that relate to specific sustainability issues.
•Audit Committee: oversees corporate compliance related to ethics and business conduct
•Finance Committee: oversees clean energy investments, investor relations, affordability and financial health
•GCN Committee: oversees workforce development and compensation, organization and culture initiatives and strategy, executive compensation, the Code of Conduct and lobbying and political contributions policies and disclosures
•ONES Committee: oversees environmental strategy and performance, employee and contractor safety, customer service and operational performance in delivering electricity and natural gas service, including managing risks related to climate change, physical security, cybersecurity, public safety, system reliability and resource adequacy

Executive Oversight and Management

The executive team is accountable for strategy execution, including sustainability responsibilities and initiatives.
•Each Board committee has a coordinating officer, a senior executive who determines agendas and supports the committee in carrying out its duties.
•Strategies and key initiatives are crafted and executed to strike a balance among reliability, resiliency, affordability and environmental impact.
•Xcel Energy was among the first U.S. energy providers to tie environmental performance directly to long-term executive compensation, more than 20 years ago. Today, 21% of executives' long-term incentive pay is tied to achieving carbon reduction goals. Annual incentives are based on the corporate scorecard, which aligns with sustainability issues, including safety, reliability, customer satisfaction, wind generation availability and inclusion.

PROXY STATEMENT 2026	27

Sustainability Oversight

Business Area Responsibilities

While the entire organization and each operating company supports sustainability efforts, specific business areas are directly accountable for addressing various sustainability issues and opportunities. We use performance management techniques and compensation design to align employees around successful execution of our goals and efforts.
•Customer Solutions and Care: energy efficiency, electrification, customer programs, satisfaction and economic development
•External Affairs and Policy: environmental strategy and performance sustainability strategy, governance and reporting, and energy and public policy, and political contribution disclosures
•Financial Operations: capital project governance, compliance, budget and cost management, affordability, investor relations and disclosure and corporate development and innovation
•General Counsel and Compliance: corporate governance, disclosure and regulatory efforts that support our goals, as well as corporate policies and ethics and compliance, including Code of Conduct
•Human Resources and Employee Services: workforce strategy and development, employee engagement and workplace culture initiatives, labor practices and human rights, public and employee safety, employee wellness and engagement programs, and the Xcel Energy Foundation.
•Operations: power production, environmental performance and regulatory efforts that support the clean energy transition, customer electricity and natural gas service, safety, affordability, reliability and resiliency
•Integrated Strategic Planning: long-term, coordinated planning for the natural gas system and electric generation, transmission and distribution systems
•Risk and Audit: risk management and corporate auditing
•Supply Chain: sustainable procurement practices, vendor sustainability assessments and integrating environmental and social considerations into the supply chain
•Technology Services: physical and cybersecurity

Operating Company Responsibilities

Our strategy is implemented through the four operating companies, including sustainability initiatives.
•Operating company staff connect with local stakeholders to understand their perspectives, priorities and goals. They move sustainability initiatives forward and address issues such as climate change, environmental justice, social equity and the responsible transition away from coal.
•Regulatory plans are designed to meet the future needs of our customers, state and local governments and other stakeholders, delivering cleaner energy while maintaining customer affordability, safety, reliability and resiliency.
•Community giving and volunteer programs are implemented with local nonprofit organizations, with a focus on science, technology, engineering and math career pathways, environmental sustainability and community vitality.

Political Contributions, Lobbying and Government Communications
We believe interaction with legislative and policy-making environments is important to our business and is a part of responsible corporate citizenship. Xcel Energy works with federal, state and local officials on political activities important to our Company, employees, customers and shareholders. We may provide financial support to political candidates, committees and other political organizations by making corporate contributions when it is legally permissible to do so. Political activity by our Company is done to promote the interests of our Company, customers, communities, employees and shareholders, and we seek to have interactions that are clear, transparent and in full compliance with all laws, regulations and Company policies.
The Board plays an important role in providing oversight of our public policy engagement and political participation with respect to significant policy issues that could impact the reputation of the electric and gas utility industry and Xcel Energy. The GCN Committee annually reviews our Political Contributions Policy, lobbying expenditures, contributions and key lobbying activities. Our policy requires advanced approval by our Executive Vice President, Chief Legal and Compliance Officer and our Executive Vice President, Group President, Utilities and Chief Customer Officer for contributions to candidate campaigns, ballot measures or initiatives and organizations registered under Section 527 of the Internal Revenue Code, and for contributions to 501(c)(4) organizations. All of these contributions are disclosed in an annual Political Contributions Report, which is reviewed by the GCN Committee. The Political Contributions Reports from the last five years, the Political Contributions Policy and Public Policy brief (including trade association climate positions) are disclosed on our website at xcelenergy.com under "Company—Investors—Sustainability."

28

HUMAN CAPITAL MANAGEMENT

Xcel Energy employees are the key to our success. Our people strategy is designed to put the best talent in place and create a culture that motivates and inspires employees to lead the way in achieving our clean energy goals and delivering an exceptional customer experience. By partnering with educational and community organizations, and by delivering meaningful talent development programs internally, we sustain our talent pipeline with members from our communities who embrace our values: Connected, Committed,
See the "Value People" section in Xcel Energy's Sustainability Report for more information.
Trustworthy and Safe. Our strategic, data-driven approach to workforce and succession planning, modernized HR technology and best practices in learning and development ensure our enterprise will continue to have the skills and capabilities required to meet the evolving needs of our business, customers and communities.
To attract and retain high quality talent, we meet the interests of both our organization and workforce with pay-for-performance compensation, holistic well-being benefits, recognition programs and a high-impact performance management system that emphasizes ongoing coaching conversations between leaders and team members. Continuously elevating the quality and safety of the workplace is a top priority. Through our Safety Always approach, we focus on eliminating life-altering injuries through a trusting, transparent culture and the use of critical controls.

Workforce Culture and Human Rights
We recognize the impact our business has on our workforce and the communities we serve. Social sustainability is core to our business strategy. We aim to create an inclusive work culture where employees are empowered to create innovative solutions, where everyone is respected and where there is a shared sense of belonging. We are building a workforce that reflects the backgrounds, experiences and perspectives within our communities and among our customers. Our most successful ideas and outcomes result from the collaboration between people with varied backgrounds and perspectives. By collectively working together to develop solutions, and welcoming multiple perspectives, we are better able to lean into our strengths and achieve our strategic priorities. Our CEO and senior executives lead by example, fostering opportunities for engagement and inclusion, providing close sponsorship to top talent throughout the organization, and creating an open and accepting work environment that encourages all employees to be their best selves.
Our focus toward advancing talent and supporting the communities that we serve has become an internal imperative with accountability that we are seeking to advance and mature. We recognize our opportunities to continue effectively building a workforce, including all members of our communities. We measure our progress, align and focus on our efforts, ensure accountability and reward success in building a more inclusive workplace. Through the corporate scorecard metrics, we measure employee feedback from our engagement survey on our inclusive culture and the execution of interview panels. These measures support our efforts for inclusion to be an integral part of who we are, how we operate and how we create a sustainable future.
In 2025, Xcel Energy received the following recognitions:

Ethisphere	Human Rights Campaign	Disability Equality Index®	Military Times
World's Most Ethical Companies®	Best Places to Work for LGBTQ+ Equality	Best Place to Work for Disability Inclusion	Best for Vets Employers
In our Human Rights Position statement, we have publicly confirmed our commitment to the advancement and protection of human rights throughout our operations, consistent with all U.S. human rights laws and the general principles set forth in the International Labor Organization Conventions, including freedom of association and the right to collective bargaining for employees such as the almost half of our workforce represented by local unions. Xcel Energy does not tolerate discrimination, violations of our Code of Conduct or Human Rights Position statement or other unacceptable behaviors. We offer employees multiple avenues to raise concerns or report wrongdoing and do not permit any retaliation for doing so.
Board Oversight and Governance
Our Board is actively engaged in oversight of human capital management. The GCN Committee annually reviews our workforce strategy, including our inclusion initiatives and employee safety and inclusion KPIs in our management's annual incentive plan. The annual employee engagement survey results are shared with the GCN Committee. The GCN Committee is also responsible for the development of CEO and executive officer succession plans to ensure a strong pipeline of future leaders. Our workforce demographics as of December 2025 were as follows.

	Female	Ethnically Diverse
Board of Directors	33%	8%
CEO direct reports	25%	13%
Management	24%	12%
Employees	23%	19%
New hires	41%	28%
Interns (hired throughout 2025)	41%	42%

PROXY STATEMENT 2026	29

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY VOTE)
Our Board is committed to excellence in governance and recognizes our shareholders' interest in our executive compensation program. As a part of that commitment, and in accordance with SEC rules, we are seeking our shareholders' views on the compensation of named executive officers identified in the Executive Compensation section of this proxy statement through an advisory vote on the following resolution:
"RESOLVED, that the compensation paid to our named executive officers, as disclosed in our 2026 proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."
Our Board recognizes that performance-based executive compensation is an important element in driving long-term shareholder value. Our goal for our executive compensation program is to align executive leadership's interests with those of our shareholders, customers and employees. The Board believes our executive compensation program satisfies this goal and is strongly aligned with the long-term interests of our shareholders.
Shareholders are urged to read the CD&A and other information included in the Executive Compensation section of this proxy statement. The GCN Committee and the Board believe that the information provided in these sections demonstrate that our executive compensation program aligns our executives' compensation with our short-term and long-term performance and provides the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success.
As an advisory vote, this proposal is not binding upon the Company. However, the GCN Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by shareholders in their vote on this proposal and will continue to consider the outcome of the vote when making future compensation decisions for named executive officers.
At our 2023 Annual Meeting of Shareholders our shareholders approved, on an advisory basis, holding say on pay votes annually, and our Board has adopted a policy providing for annual say on pay votes. Accordingly, the next say on pay vote will occur in 2027.

The Board recommends a vote "FOR" approval of the advisory vote on executive compensation.

30

COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the material components of our 2025 compensation program for the executive officers listed in the Summary Compensation Table (the "named executive officers" or "NEOs"). The currently serving NEOs are:

Bob Frenzel Chairman, President and Chief Executive Officer	Brian Van Abel Executive Vice President, Chief Financial Officer	Amanda Rome Executive Vice President, Group President, Utilities and Chief Customer Officer	Ryan Long Executive Vice President, Chief Legal and Compliance Officer	Michael Lamb Executive Vice President, Chief Delivery Officer
Highlights
2025 Performance
We are successfully executing our strategy for long-term customer and shareholder value and delivering the safe, reliable, affordable and clean energy our customers want.

Keep Bills Low
•Residential electric and natural gas bills that are 28% and 12% below the national average
•Our residential electric customers in Colorado have the lowest share of wallet out of all 50 states – and average electric bills in our states occupy 6 of the top 12 spots in the country
•Steel for Fuel strategy has saved customers nearly $6 billion since 2017
•Since 2020, our lean operating program has generated $1.5 billion of cumulative savings for our customers, while improving operating outcomes and reducing enterprise risk

Enhance the Customer Experience
•Improved J.D. Power customer satisfaction by 25 percentage points over 2024, with Xcel Energy ranking as the second-best utility in the Midwest
•Our energy assistance programs reached nearly 200,000 customers and provided $180 million in funding
•Affordable transportation electrification offerings, including electric vehicle charging programs, rebates, installation and maintenance services and advisory services, are accessible to customers in four states
•2 GW of contracted data centers and 20+ GW pipeline of additional opportunities which will provide customer benefits

Foster a Safe and Inclusive Work Culture
•We are considered a leader in safety for our Safety Always approach, focused on eliminating life-altering injuries through a trusted, transparent culture and the use of critical controls
•Several recognitions, including Fortune's Most Admired Companies (12th year), Military Times Best for Vets (11th year) and Ethisphere’s World’s Most Ethical Companies (6th year)

Lead the Clean Energy Transition
•First U.S. energy provider to set comprehensive greenhouse gas reduction goals that cover three large sectors of the economy: electricity, natural gas use in buildings and transportation
•Through 2025, we reduced carbon emissions from generation serving customers by an estimated 58% (from 2005 levels) and remain on track to fully exit coal by the end of 2030
•Base $60 billion 2026-2030 investment plan includes over 12 GW of renewable and natural gas generation and storage
•Over the last 15 years, Xcel Energy has been the leading builder of new transmission line miles in the country

Financial Results
•Consistently delivered a competitive, long-term TSR
•Met or exceeded ongoing EPS guidance for 21 consecutive years, with 18 years in the mid to high range of guidance
•Increased our dividend for 23 consecutive years

PROXY STATEMENT 2026	31

Compensation Discussion and Analysis
Management Changes
As part of the Board's thoughtful succession planning and to strengthen the Company’s focus on our strategic goals and continue executive development, in May 2025, Timothy O’Connor retired as our Executive Vice President, Chief Operations Officer, and Michael Lamb became Executive Vice President, Chief Delivery Officer and Scott Sharp became Executive Vice President, Chief Generation Officer. In June 2025, Ryan Long was elected Executive Vice President, Chief Legal and Compliance Officer following the resignation of Rob Berntsen. These leadership changes are reflected in the executive compensation tables following the CD&A.
Compensation Philosophy
Our executive compensation programs are designed to align the interests of our executives with the interests of our shareholders, customers and employees. Our compensation philosophy is based on the following principles:

Performance Based	Market Competitive	Equity-Based Incentive

•Majority of executive compensation is at risk, and pay is aligned with Company performance •Motivates achievement of sustainability, financial and operational goals	•Enables us to attract and retain talented leaders •Compares us to an industry peer group and also considers broad market trends	•Focuses on long-term value creation •Aligns executive interests with those of our stakeholders and rewards for strategic success
This philosophy, which includes significant emphasis on pay for performance, is applied consistently across all executives. Individual compensation may be differentiated based on scope of responsibilities, experience and contributions to Company results.
Executive Compensation Practices
Our compensation practices for NEOs are outlined below. These practices reflect our compensation philosophy and help ensure sound corporate governance practices.

What We Do	What We Don't Do

•Pay for performance with a substantial percentage of each NEO's total direct compensation being variable, at risk and aligned with performance-based metrics
•Use an appropriate peer group when establishing compensation
•Balance short-term and long-term incentive performance goals to reflect operating and strategic objectives

•Place strong emphasis on performance-based equity awards
•Include sustainability metrics in our compensation programs in support of our sustainability strategy
•Align executive compensation with stakeholder interests through long-term incentives goals

•Set significant stock ownership guidelines for NEOs, other executives and non-employee directors
•Mitigate undue risk-taking in compensation programs
•Have clawback policies in place allowing for recoupment of compensation
•Retain an independent compensation consultant

•Don't provide employment contracts to NEOs
•Don't permit directors or employees to hedge or pledge their Company stock
•Don't provide unusual or excessive perquisites
•Don't provide tax gross-ups on severance benefits or executive perquisites except for circumstances regarding relocation
•Don't supplement service credit to newly hired officers under any of our qualified or nonqualified retirement plans

Our Compensation Program Supports our Sustainability Strategy Sustainability metrics have been included in our incentive compensation plans since 2000:

2000 Employee safety metrics have been included as a KPI on our corporate scorecard and annual incentive plan since Xcel Energy was formed	2005 Environmental reductions and projects have been tied to long-term incentives for the past 21 years	2014 Our current carbon emissions reduction goal has been in place for the past 12 years	2021 Inclusion metric added as a KPI as part of our corporate scorecard and annual incentive plan

32

Compensation Discussion and Analysis
Impact of Say on Pay Vote

Each year, Xcel Energy provides shareholders with a non-binding say on pay vote on its executive compensation programs. Of the votes cast at our 2025 Annual Meeting of Shareholders, 92% were in favor of our executive compensation programs and policies. The GCN Committee evaluated the results of the say on pay vote. In light of the broad shareholder support of our executive compensation program and the recent program design changes we have made, the GCN Committee did not make any changes to our executive compensation program and policies as a result of the most recent say on pay vote. The GCN Committee will continue to consider the outcome of future say on pay votes, in addition to various other factors, when making future compensation decisions.

Establishing Compensation
Market Analysis
At the GCN Committee's request, Meridian, its independent compensation consultant, presented an annual market assessment comparing our executive compensation programs and compensation against our peer group for:
•Base salary;
•Total cash compensation (base salary plus target annual incentive); and
•Total direct compensation (total cash compensation plus target long-term incentive).
To provide a broad perspective of the competitive market, Meridian analyzed data for various market pay levels, including the 25th, 50th and 75th percentiles. We consider compensation (base salary, target annual incentive, target long-term incentive and target total compensation) to be market competitive if it is within a range of the peer group median. However, the GCN Committee may set target pay opportunities above or below the peer group median based on additional factors considered during the pay decision process.
For 2025, the GCN Committee made pay decisions based on an annual market assessment of compensation and specific factors about each NEO, including experience, internal equity, Company results, scope and responsibility, retention and the NEO's role in succession planning. As part of the market assessment, the GCN Committee considered peer group data as well as compensation data points outside our industry to be consistent with where we compete for talent.
The GCN Committee exercises its independent judgment to approve the compensation level for the CEO. For all other executive officers, the GCN Committee considers the CEO's recommendation for setting compensation levels. The GCN Committee approved compensation for the CEO and all other executive officers that is aligned with our overall compensation philosophy described above.

PROXY STATEMENT 2026	33

Compensation Discussion and Analysis
Peer Group
Our peer group of publicly traded energy services companies is generally consistent from year to year (subject to changes resulting from mergers and acquisitions or other significant corporate events) and was developed by Meridian and approved by the GCN Committee. Peer group companies were selected primarily based on the following criteria:
•Similar operating models including regulatory jurisdictions and states served.
•Utilities with similar revenue and market capitalization.
•Part of the market for which we compete for talent and investor capital.
•Included in an executive compensation survey database for which compensation information is available for a cross-section of executive and managerial roles.
Based on the application of these criteria, the GCN Committee selected the following peer group for 2025, which is unchanged from the prior year.

2025 Peer Group Companies

Ameren Corporation (AEE) AEP Company Inc. (AEP) CenterPoint Energy Inc. (CNP) Consolidated Edison Inc. (ED) Dominion Energy Inc. (D)	DTE Energy Company (DTE) Duke Energy Corporation (DUK) Edison International (EIX) Entergy Corporation (ETR)	Eversource Energy (ES) Exelon Corporation (EXC) FirstEnergy Corp. (FE) NextEra Energy, Inc. (NEE) PPL Corporation (PPL)	Public Service Enterprise Group Incorporated (PSEG) Sempra (SRE) The Southern Company (SO) WEC Energy Group, Inc. (WEC)
In December 2024, at the time 2025 compensation was assessed:
•The median revenue for the peer group was $13.6 billion as compared to our revenue of $14.2 billion.
•The median market capitalization for the peer group was $35.1 billion as compared to our market capitalization of $36.4 billion.
Executive Compensation Elements
The following table provides information regarding the elements of total direct compensation for the NEOs in 2025:
Consistent with our goal of providing market-based compensation and benefits, the perquisites we offer are limited in nature and scope. We provide reimbursement programs for executive physicals and for financial, tax and estate planning services. The maximum amounts allowed for reimbursement of physical and financial expenses in 2025 were $6,000 and $12,975, respectively, and reimbursed amounts were not grossed up for taxes.
In 2025, we entered into an aircraft time sharing agreement with our CEO allowing him to reimburse the company for costs associated with non-business use of company aircraft. Among other advantages, non-business use of the aircraft provides efficiencies, a confidential work environment and enhanced security for the executive and family. We provide limited, non-business, use of the company aircraft by the CEO when that use does not interfere with the use of company aircraft for business purposes and provide non-reimbursable access to the CEO for up to 100 hours per annum. In 2025, the CEO's non-reimbursable use of the Company aircraft was zero hours.
We provide the following retirement and post-employment programs:

Pension Plan (qualified and nonqualified)	401(k) Savings Plan and Deferred Compensation Plan	Severance and Change in Control Plan

•Provides retirement income for eligible participants based on fixed, plan-based formulas	•Provides for savings opportunities by deferring salary (for the 401(k) plan) up to tax code limitations and salary and/or annual incentive (for the Deferred Compensation Plan)	•Provides compensation and benefits in the case of involuntary termination without cause

34

Compensation Discussion and Analysis
Mix of Total Compensation
We balance the mix of compensation to the NEOs by delivering a blend of short-term and long-term incentives that are consistent with prevailing market practice and our compensation philosophy. This approach has effectively resulted in 90% of total direct compensation for the CEO and 76% of total direct compensation for the other NEOs to be in the form of variable compensation, with the remainder representing fixed compensation. The GCN Committee and the Board believe this design encourages a balance of short-range and long-range strategic thinking, which is important given the long-term nature of utility operations and the capital investment necessary for such operations. The following charts illustrate the mix of total direct compensation for the CEO and other currently serving NEOs at target performance in 2025.

CEO	All Other Current NEOs (average)

Overview of Target Total Compensation
For 2025, the GCN Committee set each NEO's base salary, target annual incentive and target long-term incentive awards, which are shown in the table below. These compensation levels align and the mix of pay is competitive with the market for the utility industry.

			Long-Term Incentive Targets
Named Executive Officer	Annualized Base Salary ($)	Annual Incentive Target (% of Base Salary)	Performance Stock Units ($)(1)	Restricted Stock Units ($)	Total ($)
Bob Frenzel, Chairman, President and CEO	1,450,000	145%	7,700,000	3,300,000	14,552,500
Brian Van Abel, Executive Vice President, Chief Financial Officer	840,000	85%	1,645,000	705,000	3,904,000
Amanda Rome, Executive Vice President, Group President, Utilities and Chief Customer Officer	775,000	85%	1,330,000	570,000	3,333,750
Ryan Long, Executive Vice President, Chief Legal and Compliance Officer(2)	600,000	75%	875,000	375,000	2,300,000
Michael Lamb, Executive Vice President, Chief Delivery Officer(3)	585,000	65%	801,500	343,500	2,110,250
Tim O'Connor, Former Executive Vice President, Chief Operations Officer(4)	800,000	85%	1,190,000	510,000	3,180,000
(1)The target values differ from the grant date fair values shown in the "Stock Awards" column in the Summary Compensation Table because the performance stock units contain a market condition (the relative TSR modifier) which results in grant date fair values for accounting purposes that differ from the target values the GCN Committee used to determine the awards. See footnote 3 to the Summary Compensation Table for a description of grant date fair values.
(2)Mr. Long was promoted to Executive Vice President, Chief Legal and Compliance Officer effective June 16, 2025. In connection with his promotion, the GCN Committee, based on its review of relevant market data and advice from its independent compensation consultant, approved the compensation for Mr. Long noted in this table.
(3)Mr. Lamb was promoted to Executive Vice President, Chief Delivery Officer effective May 1, 2025. In connection with his promotion, the GCN Committee, based on its review of relevant market data and advice from its independent compensation consultant, approved the compensation for Mr. Lamb noted in this table.
(4)Mr. O'Connor retired as Executive Vice President, Chief Operations Officer effective May 1, 2025 and remained an employee to assist with transition until August 21, 2025.

PROXY STATEMENT 2026	35

Compensation Discussion and Analysis
Base Salary
Base salary provides a fixed element of regular income. In determining base salary, a key consideration of the GCN Committee is the base salary rates at peer companies, although the GCN Committee has flexibility to review other relevant factors as outlined in our compensation philosophy. Year-over-year increases to base salary were in response to our annual compensation review process. The base salaries for the NEOs were competitive according to the market data reviewed.
Annual Incentive
Our annual incentive plan ("AIP") is intended to reward the NEOs for achievement of short-term performance goals. In February 2025, our management recommended AIP goals to the GCN Committee based on an evaluation of prior corporate performance and available objective metrics and benchmarks. These goals were selected as they are aligned with our strategic priorities and support long-term value creation.
Calculation of Annual Incentive Award
The GCN Committee established each NEO's 2025 AIP payout based on the following structure:
•Each NEO's target award value is determined by multiplying the NEO's base salary and target percentage as described in the Establishing Compensation section.
•AIP outcomes can range from 0% to 200% of an NEO's target award.
•Up to 150% of an NEO's targeted award is determined by achievement of the operational metrics set forth below and a funding multiplier that is based on financial performance.
•Up to an additional 50% of an NEO's targeted award can be earned by attaining superior financial performance as measured by ongoing EPS.
2025 Goals and Achieved Results
The table below discloses the GCN Committee approved goals and actual results for the AIP in 2025.

Key Performance Indicator	Threshold Performance	Target Performance	Maximum Performance	2025 Actual Performance	% Payout	% Weight	Weighted Calculation
Customer Experience (CX Index)	739	749	754	771	150.00%	20%	30.00%
Electric System Reliability (SAIDI)	105	99	93	100	91.67%	20%	18.33%
Safety
Public Safety (gas emergency response)	93.0%	97.0%	98.0%	98.4%	150.00%	20%	30.00%
Employee Safety (safety culture)	Declining	Steady/Improving	Significant Improvement	Steady/Improving	88.00%	20%	17.60%
Organizational Health	100	200	300	209	104.50%	10%	10.45%
Generation Availability (wind equivalent availability factor)	94.5%	96.0%	97.5%	96.20%	106.67%	10%	10.67%
Metric Results						100%	117.05%
Annual incentive awards are also, in part, based on ongoing EPS, which is a non-GAAP measure that we reconcile in Exhibit A, which can be adjusted for certain identified financial impacts. When ongoing EPS is below guidance, awards will not be paid. If ongoing EPS is in the lower end of earnings guidance, or $3.75 to $3.77 per share for 2025, then operational results can be modified by a funding multiplier of 50% to 100%. If ongoing EPS is at $3.78 per share or greater, then the operational results can be modified by a funding multiplier from a range of 100% to 150%, not to exceed 150% of target payout. For 2025, the GCN Committee considered overall performance as well as ongoing earnings results when determining the funding multiplier, resulting in an award level of 128.76% of target.
Financial performance is recognized and rewarded as a predefined percentage of each NEO's target annual incentive award. An additional 15% of target annual incentive awards was paid based on the achieved EPS result of $3.80 per share for 2025.
Based on achieved performance against established plan design of corporate goals, ongoing EPS funding and financial performance, the GCN Committee approved an annual incentive payout equal to 143.76% of each NEO's target award.

36

Compensation Discussion and Analysis
Long-Term Incentives
Long-term incentive ("LTI") awards are intended to reward NEOs for the achievement of long-term performance goals and stakeholder value creation and to retain critical talent. Consistent with prior years, in 2025, our long-term incentive program had two components, which addressed these objectives:
•Performance stock units ("PSUs") (70% weighting based on target LTI value); and
•Restricted stock units ("RSUs") (30% weighting based on target LTI value).
As discussed in the Compensation Discussion and Analysis in our 2025 Proxy Statement, based on input from Meridian, the GCN Committee redesigned the PSUs in the Company's LTI Program beginning with the 2025-2027 LTI awards. The intent of the redesign was to maintain financial alignment with investors while adding operational focus to high priority and risk items of concern to our investors. The PSU Modifier (described below) further links the interest of executive officers with those of our shareholders by rewarding the creation of superior shareholder returns relative to our peer companies.
Grant of 2025-2027 LTI Awards
Long-term incentive compensation is approximately 76% of the CEO's target total direct compensation and 57% of the average of the other NEOs' target total direct compensation and is primarily performance based. Prior to vesting, long-term incentive awards may not be sold, encumbered or otherwise transferred by the participant. Stock earned under long-term incentive compensation awards is subject to our Stock Ownership Policy (see page 39).
PSUs
In December 2024, the GCN Committee approved the grant of PSUs to each NEO which are subject to the achievement of predetermined performance metrics for the three-year period ending December 31, 2027 as follows:

Performance Metric	% Weight
Financial Goal (ongoing EPS growth)	30%
Emissions Reduction Goal	30%
Public Safety Goal
Nuclear Operations Ratings Goal	20%
Wildfire Mitigation Goals	20%
Target Percentage of PSUs	100%
The percent of PSUs that will vest based on each metric will be determined as set forth below.

Financial Based on the rate at which the Company's annual ongoing EPS changed from the 2024 baseline of $3.55 to the last year of the performance period
Emissions Reduction
Based on the Company's reduction, if any, in carbon dioxide emissions below the level of carbon dioxide emissions in 2005 (the 2005 baseline level) as measured during the third year in the performance period

Nuclear Operations Ratings
Based on the public safety scoring of the Company's nuclear generating plants as determined by the World Association of Nuclear Operators Plant Industry Index in December of the third year in the performance period, modified by the Nuclear Regulatory Commission Reactor Oversight Process measures for the nuclear plants

Wildfire Mitigation
Based on the level of completion during the performance period of specified measures that were based on the wildfire mitigation plans filed with the public utility commissions in Colorado and Texas

The number of PSUs achieved based on the performance of the four metrics outlined above will then be adjusted, upwards or downwards by up to 30%, by the results of a relative TSR ranking (the "PSU Modifier"). The PSU Modifier will be determined by the extent that the Company's TSR is above or below the 50th percentile of performance relative to the TSR of the companies in our peer group. The total number of PSUs that can vest cannot exceed 200% of the target number of PSUs after taking into account the PSU Modifier and is determined by straight line interpolation between performance points.
Dividend equivalents are credited on each PSU during the three-year cycle to the same extent that dividends are paid on shares of our common stock. The credited dividend equivalents are paid only if the associated PSU vests and is paid in accordance with the achieved three-year performance goals. If threshold performance is not achieved at the end of the three-year performance cycle, then all associated PSUs and dividend equivalents would be forfeited.

PROXY STATEMENT 2026	37

Compensation Discussion and Analysis
Each PSU represents one share of Xcel Energy common stock. Upon settlement, 70% of the PSUs will be paid in shares of our common stock and 30% will be paid in cash in an amount determined based on the closing price of our common stock on the day prior to the date of payment.
In May and June of 2025, the GCN Committee approved additional grants of PSUs to Mr. Lamb and Mr. Long in connection with their promotions.
For 2025, the CEO was awarded 115,166 PSUs and the other NEOs were awarded between 11,754 and 24,604 PSUs. The PSU grants are included in the Grants of Plan-Based Awards table on page 43.
RSUs
In December 2024, the GCN Committee approved a grant of RSUs to each NEO that vests on December 31, 2027, provided that the NEO remains continuously employed until such date, subject to certain limited exceptions. RSUs serve as an important retention tool. Each RSU represents one share of our common stock. Dividend equivalents are credited on each RSU during the vesting period to the same extent that dividends are paid on shares of our common stock. The credited dividend equivalents are paid only if the associated RSU vests based on the satisfaction of the service requirement.
In May and June of 2025, the GCN Committee approved additional grants of RSUs to Mr. Lamb and Mr. Long in connection with their promotions.
For 2025, the CEO was awarded 49,357 RSUs and the other NEOs were awarded between 5,038 and 10,545 RSUs. The RSU grants are included in the Grants of Plan-Based Awards table on page 43.
Settlement of 2023-2025 PSUs
The following section describes the results of the PSUs for the three-year performance period ended December 31, 2025.

PSUs based on the Company's Relative TSR	PSUs based on Carbon Dioxide Emissions Reduction

The performance outcome is at the 31st percentile, which results in a 33.5% payout.	The performance outcome is a 58.5% reduction over 2005 levels, which results in a payout equal to 200% of target.
Earned awards:	Earned awards:
•CEO: 23,778 •Other NEOs range: 886 to 6,869	•CEO: 85,177 •Other NEOs range: 3,174 to 24,607
The award amounts include dividend equivalents credited over the three-year performance cycle.
The PSUs that were earned are included in the Option Exercises and Stock Vested table on page 45.
Retirement and Deferred Compensation Benefits
In 2025, our NEOs were eligible to participate in the Xcel Energy qualified and nonqualified pension plans. The role of the pension plans in executive compensation is the same as it is for other employees: to provide income during retirement and aid in the retention of qualified employees. The qualified pension plans benefits are based on service and earnings up to the Internal Revenue Service's established limits on the benefit that may be payable. The nonqualified pension plan restores the benefit that would have been payable through the qualified pension plan if not for the limits imposed by Internal Revenue Code Sections 401(a)(17) and 415(b).
Each executive officer is eligible to participate in Xcel Energy's 401(k) Savings Plan and Deferred Compensation Plan. The 401(k) Savings Plan allows executive officers, like other eligible employees, to defer a portion of their base salary up to certain Internal Revenue Service limits. The Deferred Compensation Plan, in addition to allowing a portion of base salary to be deferred, also allows deferral of all or a portion of an annual incentive award. For 2025, the Company matched 50% of base salary deferrals (up to 8% of salary), netting to a maximum 4% of salary as the eligible matching contributions under both plans. One of the purposes of the Deferred Compensation Plan is to allow for a full employer matching contribution that cannot be contributed under our qualified retirement plan due to the Internal Revenue Code limitations.

38

Compensation Discussion and Analysis
Additional Compensation Program Features and Policies
Severance Plan
The Company provides severance benefits to NEOs in accordance with a severance and change in control plan. The GCN Committee believes the plan provides a competitive severance benefit intended to retain key talent during a period of uncertainty in the event the Company undergoes a change in control and the executive is not retained following the completion of such event. Outside of a change in control situation, the plan encourages continued dedication by executives to their duties and the interests of Xcel Energy and its shareholders. In February 2026, with the assistance of its independent compensation consultant, the GCN Committee undertook a review of the severance and change in control plan that has been in effect since 2009. In order to align to market practice and overall competitiveness and improve operational efficiency, the GCN Committee approved the Xcel Energy Inc. Executive Severance and Change in Control Plan to take effect March 1, 2026 (the "Severance Plan"). The benefits payable under the Severance Plan are discussed in more detail under Potential Payments upon Termination or Change in Control beginning on page 49.
Employment Contracts
Neither our CEO nor any of our other executive officers have employment contracts.
Stock Ownership Requirements
Our Stock Ownership Policy is an important feature of our compensation philosophy that helps to ensure alignment of executive interests with those of our shareholders. The stock ownership guideline for each executive is based on the executive's position. Executives are expected to achieve the applicable ownership requirement within five years of the date they assume their current executive position. If an executive is not in compliance with the ownership requirement within the required time period, we may require that the executive receive payment of any future incentive awards in stock and to retain 100% of the net shares (after-tax) delivered to the executive until the ownership requirement is met. All shares of common stock that the executive owns, as well as amounts invested into the Xcel Energy stock fund in the 401(k) Savings Plan and Deferred Compensation Plan, count toward compliance with the ownership guidelines. The table below shows the value of shares of common stock and common stock equivalents that each NEO must hold by the required dates expressed as a multiple of base salary.
As of March 23, 2026, all the NEOs have achieved, or are on track to achieve, the stated stock ownership requirement by the date specified for achievement.
Equity Grant Practices
We follow these practices regarding the timing of equity compensation grants:
•Through December 2024, annual PSU and RSU awards were typically approved on the date of the regularly scheduled December GCN Committee meeting and granted on the first trading day of the next fiscal year. The PSU and RSU awards for the 2026-2028 performance period were approved on the date of the regularly scheduled February GCN Committee meeting and granted on March 2.
•Off-cycle grants to employees and new hires are made during the two-week period following the earnings release for the quarter in which the triggering event occurred.
•Grants to newly promoted executive officers are made either (i) on the day the GCN Committee approves the grant for a promotion that has already occurred or is occurring concurrently; or (ii) on the effective date of a promotion for promotions or grants that become effective at a future date.
•In years where we pay out annual incentive awards, we issue shares of common stock and restricted stock to executives who have elected to receive their award in such form on the regularly scheduled date of the February GCN Committee meeting.
Insider Trading Policies and Policies on Hedging and Pledging
We have insider trading policies and related procedures that govern the purchase, sale and other disposition of our securities by directors and all employees, including executives. The policies also apply to certain family members and related parties of our directors and employees. We believe that the policies and related procedures are designed to promote compliance with insider trading laws, rules and

PROXY STATEMENT 2026	39

Compensation Discussion and Analysis
regulations, including the Nasdaq listing standards. Subject to limited exceptions, the policies generally prohibit trading in our securities when aware of material nonpublic information, as well as disclosing (or "tipping") such information to others. The policies also impose trading windows and pre-clearance requirements on directors and certain employees, including executives. Xcel Energy as a company also complies with insider trading laws, rules and regulations, including the Nasdaq listing standards, when transacting in our securities or the securities of other companies.
The insider trading policies also prohibit certain speculative trading, including short-selling and the use of any hedging or purchase of any financial instruments designed to hedge or offset any decrease in the market value related to shares of our common stock for directors and all employees, including executives. Under our policies, the diversification of holdings in Xcel Energy stock through sales is not considered hedging. In addition, the policies prohibit pledging of shares by executive officers and directors. The Board believes that these policies are consistent with our philosophy that senior executives' and directors' interests should be aligned with those of our long-term shareholders through equity ownership.
Recoupment
We have recoupment (or clawback) policies that we amended in 2023 to reflect the clawback rules adopted by the SEC and Nasdaq, while also retaining features of our prior policy that provided for recoupment in the event of certain misconduct.
Our Nasdaq-compliant clawback policy provides that, in the event that we are required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement, we will reasonably promptly recover any excess incentive-based compensation paid to our current and former executive officers based on any misstated financial reporting measure that was received during the three-year period preceding the date we are required to prepare the restatement.
We have an additional clawback policy that provides for similar recoupment rights from a broader group of current and former leaders, including business unit vice presidents, that permits use of discretion in determining appropriate amounts to be repaid. This additional policy also provides that we may clawback certain compensation in the event that any executive officer or other leader described above is determined to have engaged in misconduct. The compensation subject to this clawback provision includes annual incentive awards, long-term incentive awards and certain deferred compensation, retirement benefits and separation pay and benefits, with the amount subject to clawback for executive officers determined by the GCN Committee based on the facts and circumstances.
No incidents occurred that triggered application of our clawback policies in 2025.
Risk Assessment
Our compensation programs are designed to motivate performance while not promoting behaviors that create undue risk. The GCN Committee considers several risk factors in establishing executive compensation programs, when setting compensation levels and when selecting measures and performance goals for our variable compensation programs. These factors include:
•Design aligns shareholder, customer and employee interests.
•Performance metrics align to our business strategy, and different metrics are utilized in the annual and long-term incentive programs.
•Long-term incentives have three-year vesting periods to encourage long-term decision-making and value creation.
•Incentive metrics are subject to auditing and internal controls, which apply to performance achievement and reporting of results.
•Payout ranges are understood and capped.
•Performance, structure and target incentive opportunities are comparable to those of our industry or peer companies.
•Stock Ownership Policy requires executive officers to invest in Xcel Energy to maintain long-term alignment.
•Clawback policies are in place as described above on both annual and long-term incentives.

REPORT OF THE COMPENSATION COMMITTEE
The GCN Committee, in its capacity as the compensation committee of the Board, has reviewed and discussed with management the CD&A in this proxy statement. Based on the review and discussions referred to above, the GCN Committee recommended to the Board that the CD&A be included in the Company's proxy statement.

Compensation Committee
Megan Burkhart, Chair	Richard O'Brien
Patricia Kampling	Tim Welsh

40

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes the primary elements of compensation paid or granted to the NEOs. See the CD&A above for a description of our executive compensation program to gain an understanding of the information disclosed in this and the following tables.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Bob Frenzel Chairman, President and CEO	2025	1,450,000	—	11,244,160	3,022,554	200,268	81,877	15,998,859
	2024	1,400,000	—	10,000,015	1,244,600	211,080	76,368	12,932,063
	2023	1,300,000	—	18,000,011	1,811,160	175,217	70,780	21,357,168	(7)
Brian Van Abel EVP, Chief Financial Officer	2025	840,000	—	2,402,223	1,026,446	172,422	52,719	4,493,810
	2024	800,000	—	3,050,051	431,800	226,667	49,303	4,557,821
	2023	750,000	200,000	2,600,017	657,900	346,694	43,301	4,597,912
Amanda Rome EVP, Group President, Utilities and Chief Customer Officer	2025	775,000	—	1,942,199	947,020	85,272	49,486	3,798,977
	2024	700,000	—	2,550,098	355,600	89,370	45,220	3,740,288
	2023	656,250	200,000	1,900,049	541,843	61,965	46,891	3,406,998
Ryan Long(8) EVP, Chief Legal and Compliance Officer	2025	556,458	—	1,282,555	646,920	50,267	26,533	2,562,733
Michael Lamb(9) EVP, Chief Delivery Officer	2025	556,667	—	1,154,347	508,718	371,463	46,464	2,637,659
Tim O'Connor(10) Former EVP, Chief Operations Officer	2025	513,333	—	1,737,781	624,036	260,362	29,753	3,165,265
	2024	800,000	—	1,900,101	431,800	278,386	47,655	3,457,942
	2023	775,000	100,000	2,250,018	679,830	316,471	36,990	4,158,309
(1)Amounts in this column reflect base salary earned for the corresponding year regardless of whether any portions were deferred under the 401(k) Savings Plan, Deferred Compensation Plan or otherwise.
(2)Amounts in this column reflect additional cash awards under our AIP paid to Messrs. Van Abel and O'Connor and Ms. Rome in consideration of individual performance contributing to Xcel Energy's strong operational and financial performance as described in our 2024 proxy statement.
(3)Amounts in this column reflect the aggregate grant date fair value of long-term incentive awards that remain subject to performance and/or vesting conditions. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"), excluding the effect of estimated forfeitures. The grants are valued based on the closing price of our common stock on the grant date of the award, based on the assumption that target performance will be achieved or the service requirement will be met and the awards and future credited dividend equivalents will vest and will not be forfeited. The following table presents the grant date fair values included in the column by award type and also includes the grant date fair value of the PSUs granted in 2025 assuming maximum performance is achieved.

	PSUs		RSUs ($)
Name	Target ($)	Maximum ($)
Bob Frenzel	7,944,151	15,888,302	3,300,009
Brian Van Abel	1,697,184	3,394,368	705,039
Amanda Rome	1,372,150	2,744,300	570,049
Ryan Long	907,501	1,815,002	375,055
Michael Lamb	810,791	1,621,582	343,556
Tim O'Connor	1,227,706	2,455,412	510,075
(4)Amounts in this column reflect annual incentive awards earned under our AIP, as more fully described in the Annual Incentive section on page 36. The amounts in this column are part of the AIP earned, regardless of whether any portion was deferred under the Deferred Compensation Plan. The award paid to Mr. Lamb was prorated to reflect positions held during 2025 as described in the CD&A. The award paid to Mr. O'Connor was prorated to reflect his retirement effective August 21, 2025.

PROXY STATEMENT 2026	41

Executive Compensation
(5)Amounts in this column reflect the increase in the present value of the executive officer's benefits under all pension plans established by the Company, using methods that are consistent with those used in our financial statements. The change from the prior year is generally due to (a) the additional years of service earned by the executive officer under the plans, (b) the change in the final average salary from the prior year used to determine plan benefits, (c) the interest earned on accumulated benefits during the year (that is, the decrease in the deferral period until benefits commence as the executive officer approaches retirement) and (d) changes in actuarial assumptions including interest rates.
Our Deferred Compensation Plan does not credit above-market earnings or preferential earnings to amounts deferred, and accordingly, no nonqualified deferred compensation earnings have been reported.
(6)Amounts included in All Other Compensation for 2025 include the cost of premiums for life insurance paid by the Company, amounts reimbursed to executives for executive physicals, as well as the following:

Name	Company Contributions to our Deferred Compensation Plan ($)	Company Contributions to the 401(k) Savings Plan ($)	Company Paid Financial Wellness ($)
Bob Frenzel	46,250	11,750	12,975
Brian Van Abel	21,850	11,750	12,975
Amanda Rome	19,250	11,750	12,975
Ryan Long	—	11,750	12,975
Michael Lamb	10,517	11,750	12,265
Tim O'Connor	8,783	11,750	—
Executive officers may have the occasional personal use of event tickets when such tickets are not being used for business purposes, for which we have no incremental costs.
(7)This total includes a one-time award of retention RSUs with a grant date fair value of $9,000,011. The total excluding this one-time award is $12,357,157.
(8)Mr. Long was promoted to Executive Vice President, Chief Legal and Compliance Officer effective June 16, 2025. His compensation is described in the CD&A.
(9)Mr. Lamb was promoted to Executive Vice President, Chief Delivery Officer effective May 1, 2025. His compensation is described in the CD&A.
(10)Mr. O'Connor ceased serving as EVP, Chief Operations Officer effective May 1, 2025 and remained an employee to assist with transition until August 21, 2025.

42

Executive Compensation
Grants of Plan-Based Awards
The following table provides information regarding awards granted during 2025 to the NEOs.

	Grant Date	Date of Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards ($)(3)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bob Frenzel	1/2/2025	12/17/2024				20,154	115,166	230,332			7,944,151
	1/2/2025	12/17/2024							49,357	(4)	3,300,009
			1,051,250	2,102,500	4,205,000
Brian Van Abel	1/2/2025	12/17/2024				4,306	24,604	49,208			1,697,184
	1/2/2025	12/17/2024							10,545	(4)	705,039
			357,000	714,000	1,428,000
Amanda Rome	1/2/2025	12/17/2024				3,481	19,892	39,784			1,372,150
	1/2/2025	12/17/2024							8,526	(4)	570,049
			329,375	658,750	1,317,500
Ryan Long	1/2/2025	--				916	5,235	10,470			361,110
	1/2/2025	--							2,244	(4)	150,034
	6/18/2025	6/15/2025				1,386	7,921	15,842			546,391
	6/18/2025	6/15/2025							3,395	(5)	225,021
			225,000	450,000	900,000
			12,500	50,000	100,000
Michael Lamb	1/2/2025	--				1,283	7,329	14,658			505,554
	1/2/2025	--							3,141	(4)	210,007
	5/1/2025	2/25/2025				774	4,425	8,850			305,237
	5/1/2025	2/25/2025							1,897	(5)	133,549
			176,933	353,866	707,732
Tim O'Connor	1/2/2025	12/17/2024				3,115	17,798	35,596			1,227,706
	1/2/2025	12/17/2024							7,629	(4)	510,075
			217,041	434,082	868,164
(1)The amounts show estimated payouts of annual incentive awards pursuant to the AIP. Payouts of annual incentive awards are dependent on the level of achievement of corporate financial and operational goals approved by the GCN Committee, with each individual having the opportunity to earn from 0% to 200% of the target annual incentive award based on the level of achievement of the goals. The actual payments of the cash component of these awards are included in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table on page 41. An executive officer may elect to receive shares of common stock or restricted stock in lieu of all or a portion of the cash payment for which they were otherwise entitled under the AIP. No such elections were made for 2025. For Mr. Long, the amount also includes estimated payouts of a long-term cash incentive award granted to Mr. Long for the 2025-2027 performance period pursuant to a program he participated in prior to his promotion to EVP, Chief Legal and Compliance Officer.
(2)The amounts show the threshold, target and maximum payouts for grants of PSUs for the 2025-2027 performance period which vest on December 31, 2027. PSUs vest based on the level of achievement of performance conditions approved by the GCN Committee, with each individual having the opportunity to earn from 0% to 200% of the target PSUs award based on the level of achievement. All PSUs were granted under the Xcel Energy Inc. 2024 Equity Incentive Plan (the "2024 Plan"). The number of units granted was determined based on the fair market value of our common stock at the time the units were granted, and the value of the units granted is included in the "Stock Awards" column in the Summary Compensation Table. The number of PSUs paid out upon settlement will be determined based on the level of performance achieved.
(3)The target grant date fair value of each PSU award and the grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 based on the closing price of our common stock on the grant date.
(4)The amount reflects RSUs issued under the 2024 Plan that will vest on December 31, 2027.
(5)The amount reflects RSUs issued under the 2024 Plan that will vest on December 31, 2027 that were granted to Messrs. Long and Lamb in connection with their promotions.

PROXY STATEMENT 2026	43

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The following table provides additional information regarding outstanding RSUs and PSUs held by the NEOs on December 31, 2025. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Bob Frenzel	50,173	(3)	3,705,753	66,896	(4)	4,940,952
	50,927	(5)	3,761,500	50,172	(6)	3,705,675
	163,113	(7)	12,047,507	118,830	(8)	8,776,807
Brian Van Abel	24,669	(3)	1,822,026	15,052	(4)	1,111,718
	10,881	(5)	803,635	11,289	(6)	833,789
				25,387	(8)	1,875,072
Amanda Rome	22,160	(3)	1,636,766	11,707	(4)	864,678
	8,797	(5)	649,767	8,781	(6)	648,528
				20,525	(8)	1,515,970
Ryan Long	4,182	(3)	308,898	3,345	(4)	247,040
	5,734	(5)	423,529	2,508	(6)	185,260
				13,378	(8)	988,107
Michael Lamb	3,386	(3)	250,109	4,515	(4)	333,479
	5,167	(5)	381,613	3,386	(6)	250,109
				12,054	(8)	890,332
Tim O'Connor	11,876	(3)	877,144	11,373	(4)	839,982
	7,872	(5)	581,406	8,529	(6)	629,948
				18,364	(8)	1,356,386
(1)Values were calculated based on the $73.86 closing price of our common stock on December 31, 2025. For PSUs granted in 2024 and 2025, the values reflected in the table assume target performance for PSUs. The value of the PSUs at payout will be based on actual performance and the price of our common stock at that time.
(2)Amounts reflected exclude PSU awards that have a measurement period that ended on December 31, 2025 and vested on such date. The GCN Committee certified payment of these awards on February 24, 2026, and the amounts for these awards are included in the Option Exercises and Stock Vested table on page 45.
(3)Represents RSUs granted for 2024-2026, and credited dividend equivalents, vesting on December 31, 2026.
(4)Represents PSUs granted for 2024-2026, and credited dividend equivalents, based on relative TSR for the performance period January 1, 2024 to December 31, 2026. The measurement date for the vesting of these awards is December 31, 2026.
(5)Represents RSUs granted for 2025-2027, and credited dividend equivalents, vesting on December 31, 2027.
(6)Represents PSUs granted for 2024-2026, and credited dividend equivalents, based on carbon dioxide emissions reduction. The measurement date for the vesting of these awards is December 31, 2026.
(7)Represents retention-based RSUs granted on October 25, 2023. Of the RSUs granted, 33% will vest on February 28, 2027 and 67% will vest on February 29, 2028.
(8)Represents PSUs granted for 2025-2027, and credited dividend equivalents. The measurement date for the vesting of these awards is December 31, 2027.

44

Executive Compensation
Option Exercises and Stock Vested
The following table discloses on a grant-by-grant basis the PSU, RSU and restricted stock awards that vested in 2025. Fractional share amounts have been rounded to the nearest whole share.

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)(2)		Value Realized on Vesting ($)(2)
Bob Frenzel	23,778	(3)	1,981,920	(4)
	85,177	(5)	7,099,490	(4)
	28,393	(6)	2,366,527	(4)
Brian Van Abel	6,869	(3)	572,563	(4)
	24,607	(5)	2,051,009	(4)
	8,202	(6)	683,639	(4)
Amanda Rome	678	(7)	48,889	(8)
	5,071	(3)	422,705	(4)
	18,167	(5)	1,514,207	(4)
	6,056	(6)	504,796	(4)
Ryan Long	944	(3)	78,665	(4)
	3,380	(5)	281,709	(4)
	1,127	(6)	93,965	(4)
Michael Lamb	886	(3)	73,838	(4)
	3,174	(5)	264,567	(4)
	2,888	(6)	240,696	(4)
Tim O'Connor(9)	5,284	(3)	440,420	(4)
	18,928	(5)	1,577,624	(4)
	6,309	(6)	525,875	(4)
(1)We have not granted stock options since 2001, and there are no outstanding options. As such, the columns relating to option exercises have been omitted.
(2)Amounts reflected include PSU awards that had performance periods that ended on December 31, 2025 and RSUs that vested on December 31, 2025. The GCN Committee certified the achievement of the applicable performance measures on February 24, 2026.
(3)Reflects vesting of PSUs granted for the performance period of January 1, 2023 to December 31, 2025 and associated dividend equivalent units based on achievement of TSR relative to our peer group. Upon settlement, each officer received their PSU award as follows: Messrs. Frenzel, Van Abel, Lamb and O'Connor and Ms. Rome received 50% as common stock and 50% as cash, and Mr. Long received 100% as common stock.
(4)Value is based on the closing market price of our common stock on February 23, 2026, or $83.35, the preceding trading date prior to the GCN Committee certification.
(5)Reflects vesting of PSUs granted for the performance period of January 1, 2023 to December 31, 2025 and associated dividend equivalent units based on achievement of a defined reduction of carbon dioxide emissions. Upon settlement, each officer received 100% of the PSU award in shares of common stock.
(6)Reflects vesting of service-based RSUs granted for the period of January 1, 2023 to December 31, 2025 and associated dividend equivalent units based on active employment at the time of vesting. Upon settlement, each officer received 100% of the RSUs in shares of common stock.
(7)Reflects vesting of restricted stock elected in lieu of cash compensation under the AIP plus associated stock acquired with reinvested dividends.
(8)Value is based on the closing market price of our common stock on February 28, 2025, or $72.10, the trading date prior to the vesting date.
(9)Vesting of PSUs and RSUs granted to Mr. O'Connor were prorated to reflect his retirement from service effective August 21, 2025.

PROXY STATEMENT 2026	45

Executive Compensation
Pension Benefits
We maintain two defined benefit plans in which the NEOs participate.
•The Xcel Energy Pension Plan (referred to as the "Pension Plan") provides funded, tax-qualified benefits that are subject to compensation and benefit limits under the Internal Revenue Code.
•The Xcel Energy Inc. Nonqualified Pension Plan (referred to as the "Nonqualified Pension Plan") provides unfunded, nonqualified benefits for compensation that is above the required limits of the Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Bob Frenzel	Pension Plan	10	498,377	—
	Nonqualified Pension Plan	10	512,434	—
Brian Van Abel	Pension Plan	16	967,304	—
	Nonqualified Pension Plan	16	695,142	—
Amanda Rome	Pension Plan	11	197,761	—
	Nonqualified Pension Plan	11	171,576	—
Ryan Long	Pension Plan	10	130,390	—
	Nonqualified Pension Plan	10	61,302	—
Michael Lamb	Pension Plan	41	1,767,485	—
	Nonqualified Pension Plan	41	507,855	—
Tim O'Connor	Pension Plan	18	—	1,929,755
	Nonqualified Pension Plan	18	758,447	—
Present Value of Accumulated Benefits
The Present Value of Accumulated Benefit is the present value of the annual pension benefit earned as of December 31, 2025, that would be payable under each plan for the NEOs beginning at normal retirement age, or the earliest time at which the NEO may retire without a benefit reduction. Certain assumptions regarding interest rates and mortality were used to determine the present value of the benefit. Those assumptions are consistent with those used in Note 11, Benefit Plans and Other Postretirement Benefits, to Xcel Energy's Consolidated Financial Statements included as part of Xcel Energy's 2025 Annual Report on Form 10-K, including use of updated discount rate assumptions. Specifically, the discount rate for qualified pension benefits was changed from 5.88% for 2024 to 5.72% for 2025. The Nonqualified pension benefit discount rate was changed from 5.81% for 2024 to 5.46% for 2025.
Normal retirement age for this purpose is defined by the various plans in which the NEOs participate. The Present Value of Accumulated Benefit is determined for each plan assuming benefits commence at the age described below:
•Pension Plan. Benefits are calculated assuming the normal retirement age is 65.
•Nonqualified Pension Plan. Benefits are calculated assuming normal retirement age is 65.
The following narrative provides detailed information about the retirement benefits available to the NEOs.
Pension Plan
The NEOs participate in either the Pension Equity or the Cash Balance formula under the Pension Plan. Benefits provided under the Pension Plan are based on compensation up to the compensation limit under Section 401(a)(17) of the Internal Revenue Code ($350,000 in 2025). In addition, benefits provided under the Pension Plan may not exceed a benefit limit under Section 415(b) of the Internal Revenue Code ($280,000 in 2025, payable as a single life annuity beginning at normal retirement age). Benefits are payable under the normal form of benefit (a qualified joint and 50% survivor annuity for a married participant) or one of the optional forms of payment elected by the participant, including a lump sum. Benefits under the Pension Plan are funded and payable from the assets held in an irrevocable tax-exempt trust.

46

Executive Compensation
Pension Equity Benefit Formula
There are two general benefit components payable under the Pension Equity benefit: the basic benefit and the Retirement Spending Account. The basic Pension Equity benefit is determined as follows:
•Monthly benefit, payable as a single life annuity at the participant's normal retirement age, which is the actuarial equivalent of the participant's Pension Equity Plan ("PEP") balance. The PEP balance is equal to 10% of the participant's highest average pay (expressed on a monthly basis) times years of credited service times 12.
•Highest average pay is equal to the highest average monthly rate of base pay plus annual incentive pay during any 48 consecutive months of covered employment. Base pay is regular, straight-time earnings, including employee contributions to the 401(k) Savings Plan, the Flexible Benefits Plan and, effective January 1, 2002, the Deferred Compensation Plan.
If a participant terminates employment before age 65 but after completing three years of vesting service, the benefit is calculated as described above, but based on service and highest average pay at termination.
Retirement Spending Account
The Retirement Spending Account annual benefit is available for PEP participants and is expressed as a monthly benefit, payable as a single life annuity that is the actuarial equivalent of the Retirement Spending Account balance. The Retirement Spending Account balance is the accumulated value at retirement of the initial account balance, annual credits and annual interest credits.
•Initial account balance equal to $1,400 times all years of service as of December 31, 2002, for former New Century Energy participants and December 31, 1998 for former Northern States Power Company participants. For all other participants, the initial account balance is zero.
•Annual credits equal to $1,400.
•Interest credits based on one-year treasury constant maturities plus 1% from the prior November.
Effective for plan years beginning after December 31, 2017, the Company eliminated future Retirement Spending Account credits for all eligible non-bargaining participants, including the NEOs.
Cash Balance Formula
The Cash Balance formula benefit is determined as follows:
•Monthly benefit, payable as a single life annuity at the participant's normal retirement age, which is the actuarial equivalent of the participant's Cash Balance account balance. The Cash Balance account balance is equal to an annual pay credit of 5% of base salary and annual incentive pay plus an annual interest credit.
•Annual interest credits are based on a 30-year rate for U.S. Treasuries from the prior November.
Nonqualified Pension Plan
The Nonqualified Pension Plan replaces the benefit that would have been payable through the Xcel Energy Pension Plan if not for the limits imposed by Internal Revenue Code Sections 401(a)(17) and 415(b). All participants must receive their Nonqualified Pension Plan benefit as a lump sum.
Generally, a participant's years of credited service are based on their years of employment with the Company and its predecessors. However, in certain cases, credit for service prior to participation in the plan may be granted. The years of credited service listed above for the Nonqualified Pension Plan for all the NEOs are based only on their period of service while employed by the Company and its predecessors.
The Nonqualified Pension Plan is unfunded and maintained as a book reserve account. No funds are set aside in a trust or otherwise; participants in the Nonqualified Pension Plan are general creditors of the Company with respect to the payment of their Nonqualified Pension Plan benefits. The executive officer's accrued benefit under the Nonqualified Pension Plan cannot be sold, transferred or otherwise anticipated before it becomes payable under the terms of the plan, other than through a qualified domestic relations order.

PROXY STATEMENT 2026	47

Executive Compensation
Nonqualified Deferred Compensation
The following table shows the amounts deferred by the NEOs and our matching contributions during 2025.

Name	Executive Contributions in 2025 ($)(1)	Registrant Contributions in 2025 ($)(2)	Aggregate Earnings (Loss) in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Dec. 31, 2025 ($)(3)
Bob Frenzel	101,500	46,250	89,461	—	891,604
Brian Van Abel	84,000	21,850	64,575	—	432,954
Amanda Rome	38,750	19,250	25,398	—	197,768
Ryan Long	—	—	—	—	—
Michael Lamb	149,447	10,517	54,178	—	214,141
Tim O'Connor(4)	50,000	8,783	2,864,232	(6,435)	20,395,730
(1)Deferrals into the deferred compensation plan were made from compensation earned in 2025 that are reported in the Summary Compensation Table in the columns titled "Salary" and "Non-Equity Incentive Plan Compensation" as follows:

Name	Base Salary ($)	Annual Incentive Payout ($)
Bob Frenzel	101,500	—
Brian Van Abel	84,000	—
Amanda Rome	38,750	—
Ryan Long	—	—
Michael Lamb	22,267	127,180
Tim O'Connor	50,000	—
(2)Amounts shown reflect our matching contributions (above applicable Internal Revenue Code limits) into our deferred compensation plan during 2025 and are included in "All Other Compensation" in the Summary Compensation Table. These amounts are described in footnote 6 to the Summary Compensation Table on page 41.
(3)Of the amounts shown, the following amounts were included in the column titled "Salary" in the Summary Compensation Table for 2024 and 2023, respectively: Mr. Frenzel: $98,000 and $91,000; Mr. Van Abel: $64,000 and $52,500; Ms. Rome: $35,000 and $33,750; and Mr. O'Connor: $80,000 and $62,000.
(4)The Aggregate Earnings, Aggregate Withdrawals/Distributions and Aggregate Balance columns include $1,640, $6,435 and $24,846, respectively, attributable to the Nuclear Management Company, LLC Executive Deferred Compensation Plan of our former subsidiary which was closed to new participants and contributions in 2008 and which has three retiree and no active employee participants.
Deferred Compensation Plan
On an annual basis, eligible executives and key employees may elect to defer up to 75% of base salary and up to 100% of the annual incentive payable in the following calendar year into the Deferred Compensation Plan. For 2025, the Company matched 50% of base salary deferrals (up to 8% deferred), netting to a maximum 4%, for eligible matching contributions for eligible executives whose matching contributions into the Company's 401(k) Savings Plan are restricted by Internal Revenue Code imposed limits. The Company matching contributions are credited to investment fund(s) selected by each NEO. The Company may also make discretionary contributions to accounts of certain participants but did not do so for any NEO in 2025.
The Company established irrevocable trusts to provide a secure source of funds to assist in meeting our deferred compensation obligations. We may make contributions to the trusts from time to time in amounts determined sufficient to pay benefits when due to participants under this plan. Notwithstanding the trusts, this plan is nonqualified and amounts on deposit in the trust are subject to the claims of the Company's general creditors.
Investment Funds
The investment fund options under the Deferred Compensation Plan consist of those options available to all employees under the 401(k) Savings Plan, including the Xcel Energy Stock Fund, except that the brokerage account option is not available under the Deferred Compensation Plan. The rates of return on the investment fund options ranged from 4.22% to 35.15% for 2025 with a median return rate of 16.31%. As under the 401(k) Savings Plan, participants may change their assumed investment funds on a daily basis. Deferred amounts from certain long-term incentive awards must remain invested in the Xcel Energy Stock Fund for a minimum of six months.

48

Executive Compensation
Distribution Options
For the Deferred Compensation Plan, the executive's account is payable on the earlier of a specific year or the executive's separation from service or death and will be paid in a lump sum or in 10 annual installments as elected by the executive or, if no election is made, in a lump sum.
•If a specific year is elected, and is earlier than separation from service, a lump sum distribution will be made around January 31 of the elected year.
•Distributions based on separation from service will be made (or will begin) around the next January 31 or July 31 that first follows the sixth-month anniversary of the executive's separation from service.
•In the event of the executive's death, payment to the executive's beneficiary will be made in a lump sum unless the executive was already receiving installment payments. In that case, the installment payments will continue to be paid to the executive's beneficiary.
•The executive can receive a distribution in the event of an extreme financial hardship that cannot be satisfied by any other means.
Potential Payments upon Termination or Change in Control
We provide severance benefits to the NEOs under the Xcel Energy Inc. Executive Severance and Change in Control Plan (the "Severance Plan"). As discussed above, the Severance Plan provides a market-competitive severance benefit and serves as a retention tool in the event the Company were to undergo a change in control. Each of our current NEOs is a participant in the Severance Plan.
Under the Severance Plan, a participant whose employment is terminated will receive severance benefits unless:
•The employer terminated the participant for cause (as defined in the 2024 Plan);
•Termination was because of the participant's death, disability or retirement;
•The participant's division, subsidiary or business unit was sold and the buyer agreed to continue the participant's employment with specified protections for the participant; or
•The participant terminated voluntarily.
The severance benefits include the following, which is then applied to the multiple described below:
•A lump sum cash payment equal to the participant's annual base salary and target annual incentive award;
•A lump sum cash payment equal to the prorated target annual incentive compensation for the year of termination;
•A lump sum cash payment equal to the value of the additional amounts that would have been credited to or paid on behalf of the participant under pension and retirement savings plans if the participant had remained employed during the severance period as defined in the plan; and
•A lump sum cash payment equal to the employer portion of premiums for medical and dental benefits for the severance period as defined in the plan.
The participant also receives a lump sum cash payment of $30,000 for outplacement services. The multiple applied to the severance benefits above is 2 for the CEO and 1.5 for the other NEOs. If the participant is terminated (including a voluntary termination following a diminution in salary, benefits or responsibilities) within two years following a change in control (as defined in the 2024 Plan), the multiple applied to the severance benefits above is 3 for the CEO and 2 for the other executive officers. Notwithstanding the foregoing, the severance multiple applied for a change in control termination impacting Messrs. Van Abel, Long and Lamb and Ms. Rome will be 3, which was the multiple under the prior plan. Pursuant to the terms of our incentive compensation plans and equity award agreements, upon a change in control, all unvested shares of restricted stock and unvested RSUs will vest immediately, and all PSUs will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.
The amounts payable in cash for each of the NEOs relating to the PSUs and RSUs are included in the "Equity compensation" row of the "Termination upon Change in Control" column in the Aggregate Termination Payments table on page 51.
Disability Benefits
All disability benefits for NEOs and all of our active employees are provided through an insured arrangement with a third-party administrator/insurer. Each of the NEOs is eligible for a disability benefit in the event of a total and permanent disability. This disability benefit is generally available to all employees of the Company.
For participants in the long-term disability benefit, the monthly disability benefit payable is equal to 60% of the participant's basic monthly earnings, limited to a maximum $25,000 monthly benefit. This monthly benefit would be payable until normal retirement age, or for those participants becoming disabled after age 63, for a specific period of time.

PROXY STATEMENT 2026	49

Executive Compensation
Retirement Benefits
Upon retirement, the executive officers will be entitled to receive the retirement benefits described above under the caption "Pension Benefits" on pages 46 to 47 and the nonqualified deferred compensation plan described under the caption "Nonqualified Deferred Compensation" on page 48.
Outstanding Equity Compensation Awards
As discussed above, pursuant to the terms of our incentive compensation plans and equity award agreements, in the event there is a change in control, all stock-based awards, such as restricted stock, will vest immediately and any awards that may be settled in cash or stock, such as PSUs and RSUs, will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.
The treatment of other unvested stock-based awards and awards that may be settled in cash or stock in situations other than a change in control, is as follows:

Award	Audience	Voluntary Termination	Involuntary Termination With Cause	Involuntary Termination Without Cause	Retirement	Death or Disability
PSUs	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation, with actual payment dependent upon the achievement of performance goals		Prorated until date of separation, with actual payment dependent upon the achievement of performance goals	Prorated* until date of retirement, with actual payment dependent upon the achievement of performance goals
RSUs	For NEOs who do not meet age and service requirements	Forfeited	Forfeited	Forfeited	Forfeited	Restrictions lapse
	For NEOs who are at least age 55 with 10 years of continuous service	Prorated until date of separation		Prorated until date of separation	Prorated* until date of retirement
Retention RSUs		Forfeited	Forfeited	Forfeited; at Board's discretion, units may vest pro-rata based on completed service	Forfeited	Prorated
*    NEOs who provide notice of retirement in accordance with the award agreement used in 2024 and 2025 will not have their awards prorated upon retirement but will have their awards vest in full (based on actual performance for PSUs).

50

Executive Compensation
Aggregate Termination Payments
This section quantifies payments and benefits that are accelerated in various termination of employment scenarios. For purposes of preparing this table, we have assumed that (i) the NEOs were terminated on December 31, 2025, (ii) the price of our common stock was $73.86 (the closing price on December 31, 2025) and (iii) the terms of the Severance Plan in effect on March 1, 2026 apply. For Mr. O'Connor we have provided disclosure regarding what he actually received upon his retirement from the Company on August 21, 2025.

Name	Termination upon Change in Control(1) ($)		Voluntary Termination/ Retirement ($)		Involuntary Termination with Cause ($)	Involuntary Termination without Cause ($)	Death ($)
Bob Frenzel
Severance payments	10,657,500		—		—	7,105,000	—
Retirement/Pension(2)	839,557		71,000		71,000	586,843	71,000
Benefits(3)	255,036		—		—	180,024	—
Equity compensation	36,938,194	(4)	—		—	—	27,324,283	(5)
Total	48,690,287		71,000		71,000	7,871,867	27,395,283
Brian Van Abel
Severance payments	4,662,000		—		—	2,331,000	—
Retirement/Pension(2)	1,291,512		514,801		514,801	1,031,697	514,801
Benefits(3)	157,521		—		—	93,761	—
Equity compensation	6,446,240	(4)	—		—	—	6,446,240	(5)
Total	12,557,273		514,801		514,801	3,456,458	6,961,041
Amanda Rome
Severance payments	4,301,250		—		—	2,150,625	—
Retirement/Pension(2)	358,961		55,126		55,126	225,956	55,126
Benefits(3)	206,100		—		—	118,050	—
Equity compensation	5,315,710	(4)	—		—	—	5,315,710	(5)
Total	10,182,021		55,126		55,126	2,494,631	5,370,836
Ryan Long
Severance payments	3,150,000		—		—	1,575,000	—
Retirement/Pension(2)	247,466		37,758		37,758	155,498	37,758
Benefits(3)	116,286		—		—	73,143	—
Equity compensation	2,152,834	(4)	—		—	—	2,152,834	(5)
Long-term cash compensation(6)	200,000		—		—	200,000	200,000
Total	5,866,586		37,758		37,758	2,003,641	2,390,592
Michael Lamb
Severance payments	2,895,750		—		—	1,447,875	—
Retirement/Pension(2)	1,723,892		156,244		156,244	1,225,259	156,244
Benefits(3)	183,300		—		—	106,650	—
Equity compensation	2,105,641	(4)	979,779		—	979,779	2,105,641	(5)
Total	6,908,583		1,136,023		156,244	3,759,563	2,261,885
Tim O'Connor	—		—	(7)	—	—	—
(1)Amounts in this column relate to amounts payable if a change in control, as defined in the Severance Plan, occurs on December 31, 2025, and the executive officer is terminated effective December 31, 2025.
(2)Represents the actuarial present value of pension benefits that would be received upon a specified termination event over and above those included in the Pension Benefits table on page 46 which the executive officers also would be entitled to receive (except upon death, it would be reduced by 50%). The amounts shown in the Pension Benefits table are based on prescribed assumptions for age at payment, interest rate and mortality. In the event of immediate termination of employment, benefits would be calculated using actual assumptions set forth in the pension plan documents, which differ from the prescribed assumptions used for purposes of calculating the actuarial present value of accumulated benefits for the Pension Benefits table. In addition, the retirement benefits payable subsequent to specific events (for example, a change in control) will be modified as described above. The retirement amounts shown in this section represent the increase, if any, in the present value of pension benefits due to the difference in assumptions for age at payment, interest rates and mortality. These amounts also reflect the increase due to changes in benefit level required for the specific termination event identified in the table.

PROXY STATEMENT 2026	51

Executive Compensation
(3)Included in the amounts reported under "Benefits" for all NEOs is $30,000 for outplacement services. Amounts also include the dollar value of the employer portion of medical and dental premiums for three years in the event of a termination upon change in control or two years for the CEO and one and half years for other NEOs in the event of an involuntary termination without cause as set forth below.

	Bob Frenzel ($)		Brian Van Abel ($)	Amanda Rome ($)	Ryan Long ($)	Michael Lamb ($)
3 Years	51,036	3 Years	26,721	83,100	51,036	83,100
2 Years	34,024	1.5 Years	13,361	41,550	25,518	41,550
Amounts in this row also include the dollar value of the additional matching contributions to the qualified and nonqualified Deferred Compensation Plan for three years in the event of a termination upon change in control or two years for the CEO and one and half years for other NEOs in the event of an involuntary termination without cause as set forth below.

	Bob Frenzel ($)		Brian Van Abel ($)	Amanda Rome ($)	Ryan Long ($)	Michael Lamb ($)
3 Years	174,000	3 Years	100,800	93,000	35,250	70,200
2 Years	116,000	1.5 Years	50,400	46,500	17,625	35,100
(4)Represents the value of the RSUs and dollar value of all PSUs that will vest and be paid out immediately in cash as if the applicable performance goals had been obtained at target levels.
(5)Represents the value of the RSUs and dollar value of all PSUs that will vest and be paid out in cash, shares or a combination thereof as if the applicable performance goals had been obtained at target levels.
(6)Represents the prorated value associated with a cash long-term incentive award received prior to his promotion to EVP, Chief Legal and Compliance Officer.
(7)Mr. O'Connor separated from service effective August 21, 2025 after assisting during a transition period. Mr. O'Connor became entitled to receive retirement benefits disclosed in the Pension Benefit Table on page 46 (which reflects all the benefits he was entitled to receive) and the deferred compensation disclosed in the Nonqualified Deferred Compensation table on page 48.
This section does not cover all amounts the NEOs will receive following termination as they are also entitled to receive:
•their vested balances under pension and deferred compensation plans, as disclosed previously, under all employment termination scenarios;
•payments of long-term incentive awards, as described in the table on page 50; and
•annual incentive awards at target, in the event of a change in control, Death or Involuntary Termination without Cause, as disclosed in the Grants of Plan-Based Awards table on page 43.
CEO Pay Ratio
Set forth below is the ratio of the annual total CEO compensation for 2025 to the annual total compensation of our median employee for 2025. Mr. Frenzel's annual total CEO compensation was $15,998,859, as reflected in the Summary Compensation Table on page 41.
To determine our median employee last year, we used a definition that was based on actual W-2 taxable income for the 2024 calendar year for those who were employed on December 1, 2024, excluding our CEO. Taxable income was selected because it is inclusive of all forms of compensation paid to an employee such as overtime and allowances per union contracts, and we believe it is an appropriate representation of pay. Our median employee for our pay ratio this year is the same employee we used for the pay ratio calculation last year. We believe this employee continues to generally represent the employee population and compensation structure, and there were no significant changes in our employee population or compensation practices as of December 1, 2025 that could reasonably result in a change in pay ratio. For 2025, our median employee’s annual total compensation, calculated using the same methodology that we used to determine the annual total compensation of the CEO, was $147,664.
Comparing the annual total CEO compensation for 2025 noted above to our median employee's annual total compensation for 2025, the resulting CEO pay ratio is 108:1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Securities Exchange Act of 1934, and as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

52

Executive Compensation
Pay Versus Performance
This section provides information regarding "compensation actually paid" to our NEOs for fiscal years 2021 through 2025 as defined, and in accordance with, SEC rules. References in this proxy statement to "CAP" refer to "compensation actually paid" as defined in applicable SEC rules. The disclosures included in this section were not considered by the GCN Committee when making compensation decisions.
Pay Versus Performance

					Average Summary Compensation Table Total for Non-CEO Named Executive Officers ($)(3)	Average Compensation Actually Paid to Non-CEO Named Executive Officers ($)(2)(3)	Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO Frenzel ($)(1)	Summary Compensation Table Total for CEO Fowke ($)(1)	Compensation Actually Paid to CEO Frenzel ($)(1)(2)	Compensation Actually Paid to CEO Fowke ($)(1)(2)			Total Shareholder Return ($)(4)	EEI Electrics Index Total Shareholder Return ($)(4)(5)	Net Income (in Millions) ($)(6)	Ongoing EPS ($)(6)
2025	15,992,859	—	28,391,485	—	3,331,749	4,888,460	130	144	2,018	3.80
2024	12,932,063	—	20,695,635	—	3,635,267	4,874,815	114	129	1,936	3.50
2023	21,357,168	—	18,145,698	—	3,802,917	2,708,009	101	108	1,771	3.35
2022	10,318,579	—	9,940,497	—	3,258,129	3,537,717	111	118	1,736	3.17
2021	8,350,364	12,785,442	6,391,262	(962,729)	2,543,311	1,949,601	104	117	1,597	2.96
(1)Mr. Frenzel became CEO on August 18, 2021. Mr. Fowke served as our CEO from 2011 until his retirement on August 18, 2021.
(2)Amounts in this column reflect the total compensation reflected in the Summary Compensation Table for the applicable year adjusted in accordance with SEC rules to determine CAP.
The adjustments made to Summary Compensation Table totals in order to determine CAP for our CEO and our other NEOs for 2025 are set forth below. The amounts included for non-CEO NEOs have been averaged. Dividends paid on equity awards during the year are included in the Stock Awards column of the Summary Compensation Table.

		Pension-Related Adjustments		Equity-Related Adjustments
						Difference Between Fair Value of Awards from
	Year	Summary Compensation Table Aggregate Change in Actuarial Present Value of Accumulated Benefits under Defined Benefit and Pension Plans ($)	Pension Service Cost ($)	Summary Compensation Table "Stock Awards" Amount ($)	Year-End Fair Value of Awards Granted During the Year that Remain Unvested ($)	12/31/24 to 12/31/25 for Awards Granted in any Prior Year that Remained Unvested at Year-End ($)	12/31/24 to Vesting Date for Prior Year Awards that Vested During the Year ($)	Adjustments for Stock Awards that Failed to Meet Vesting Conditions During Fiscal Year ($)	Adjustments to Summary Compensation Table Totals ($)
CEO Frenzel	2025	(200,268)	125,217	(11,244,160)	18,922,903	1,283,337	3,511,596	—	12,398,626
Average Non-CEO NEOs	2025	(187,957)	71,374	(1,703,821)	2,857,148	232,952	332,015	(45,000)	1,556,711
(3)The non-CEO NEOs were as follows:
2025: Brian Van Abel, Amanda Rome, Ryan Long, Michael Lamb and Tim O'Connor; 2024: Brian Van Abel, Tim O'Connor, Amanda Rome and Rob Berntsen;
2023: Brian Van Abel, Brett Carter, Tim O'Connor, Amanda Rome and Patricia Correa; 2022: Brian Van Abel, Brett Carter, Tim O'Connor and Amanda Rome;
2021: Brian Van Abel, Brett Carter, Tim O'Connor and Amanda Rome
(4)Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on December 31, 2020 (the last trading day of fiscal 2020) through and including the end of each year reported in the table.
(5)The EEI Investor-Owned Electrics Index ("EEI Electrics Index") (market capitalization-weighted) is a broad measure of industry performance, and which is the industry index used to show our performance in our Form 10-K.
(6)The SEC's rules and related guidance state that the "Company-Selected Measure" must be a financial performance measure not otherwise presented in the table above that we use to link CAP for our NEOs for fiscal 2025 to our Company's performance. The only financial performance measures used in our executive compensation program are relative TSR and ongoing EPS, which is a non-GAAP measure that we reconcile in Exhibit A which can be adjusted for certain identified financial impacts. Adjustments were made to ongoing EPS for 2025 as noted in Exhibit A. As described in the CD&A, our annual incentive awards are, in part, based on ongoing EPS. When ongoing EPS is below guidance, annual incentive awards will not be paid. As described in the CD&A, our 2025-2027 PSU awards are, in part, based on the rate at which the Company’s annual ongoing EPS changes from the 2024 baseline of $3.55 to the end of 2027, and the number of PSUs that will vest is subject to a relative TSR ranking modifier.

We have listed to the left the most important financial performance measures (as well as our most important non-financial measures) used to link CAP and Company performance for fiscal year 2025 as further described in our CD&A.
Most Important Performance Measures

•Electric System Reliability (SAIDI) •Safety (public and employee) •Carbon Dioxide Emissions Reduction	•Customer Satisfaction •Ongoing Earnings Per Share •Relative Total Shareholder Return

PROXY STATEMENT 2026	53

Executive Compensation
The following charts have been included to show the relationship, if any, between our CEO's CAP and other (average) NEO's CAP and (i) Company TSR and peer group TSR, (ii) the Company's net income and (iii) the Company's ongoing EPS.
CAP Versus TSR
The chart below compares CAP amounts for the CEO and other NEOs with the cumulative TSR on the Company's common stock and with the cumulative TSR of our peer group and of the EEI Electrics Index.
CAP Versus Net Income
The chart below compares CAP amounts for both CEOs and other NEOs with the Company's annual net income. The Company does not currently use net income as a factor in its executive compensation program.
CAP Versus Our Company-Selected Measure, Ongoing EPS
The chart below compares CAP for both CEOs and other NEOs with our company-selected measure, ongoing EPS. While ongoing EPS is used to determine whether a payout can be made under our annual incentive program, there is no direct relationship between ongoing EPS and AIP payout amounts. A detailed description of our annual incentive program is included in the CD&A.

54

Executive Compensation
Securities Authorized for Issuance under Equity
Compensation Plans
The following table sets forth certain information as of December 31, 2025 regarding shares of Xcel Energy common stock authorized for issuance under all of our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1)	10,185,266	n/a	13,147,662
Equity compensation plans not approved by security holders	n/a	n/a	n/a
(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Xcel Energy Inc. Amended and Restated 2015 Omnibus Incentive Plan	8,656,246	(2)(3)	n/a	—
Xcel Energy Inc. 2024 Equity Incentive Plan	1,352,136	(2)(3)	n/a	13,147,662	(4)
Xcel Energy Director Stock Equivalent Program for Non-Employee Directors	176,884		n/a	—	(5)
(2)The 2024 Plan was approved by shareholders at the 2024 Annual Meeting of Shareholders and replaced the Amended and Restated 2015 Omnibus Incentive Plan (the "2015 Plan") approved by shareholders at the 2015 Annual Meeting of Shareholders. No additional awards may be made under the 2015 Plan. Any shares subject to an award under the 2024 Plan (or to an award under the 2015 Plan that was outstanding on the date the 2024 Plan became effective) that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the 2024 Plan share reserve and become available for future awards. Any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award under the 2024 Plan or the 2015 Plan shall become available for future awards under the 2024 Plan.
(3)Includes PSUs, RSUs, stock equivalent units and associated reinvested dividend equivalents. For PSUs and certain RSUs and associated dividend equivalent units, the actual number of securities to be paid out depends upon the level of achievement of the applicable performance goal. Awards may be paid out in cash, stock or a combination thereof. Amounts reflected in this table assume payout in shares at 200% for PSUs and 120% for certain RSUs. PSUs and a portion of the award for certain RSUs are subject to forfeiture if the threshold performance level is not achieved.
(4)Awards can take the form of stock options, stock appreciation rights, restricted stock, PSUs, RSUs or stock equivalent units.
(5)The Xcel Energy Director Stock Equivalent Program for Non-Employee Directors, as amended and restated (the "SEP"), first approved by shareholders in 2004 was replaced by the 2015 Plan. The 1,223,737 shares that remain available under the SEP will only be used to settle outstanding awards previously granted, which will continue to earn additional dividend equivalents. No additional awards may be made under the SEP.

PROXY STATEMENT 2026	55

DIRECTOR COMPENSATION
The GCN Committee has authority to develop and recommend compensation policies and programs for directors. Only non-employee directors are compensated for their Board service. The GCN Committee retained Meridian as its independent compensation consultant to advise when setting director compensation to ensure it is market based, aligned with shareholder interests and consistent with our compensation principles. Additional information regarding Meridian is included on page 17. As part of its review in 2025 and based on market information presented by Meridian, the GCN Committee recommended and the Board determined to maintain current compensation levels.
In 2025, our annual non-employee director pay was:
•Annual Retainer: $125,000
•Lead Independent Director Retainer: $35,000
•Audit Committee Chair Retainer: $25,000
•Audit Committee Members (including Chair) Retainer: $10,000
•Finance Committee Chair Retainer: $20,000
•GCN Committee Chair Retainer: $25,000
•ONES Committee Chair Retainer: $20,000
•Annual Equity Grant: valued at $170,000
Directors receive 25% of their applicable annual pay each quarter (pro-rated for partial service during the quarter). Directors may elect to defer all or a portion of their cash retainers into stock equivalent units (see Stock Program below). We do not offer retirement benefits to our directors.
Annual Equity Grant
Each director elected at the 2025 Annual Meeting of Shareholders received a grant of 2,431 shares of common stock or stock equivalent units representing approximately $170,000 in value on the first business day following the annual meeting. Stock equivalent units are payable upon the director's termination of service, disability or death. Terms of the stock equivalent units are discussed below under Stock Program.
Stock Program
Our director compensation program aligns director and shareholder interests, and our Stock Program is designed to further that principle. Directors can elect to receive their annual equity grant in shares of common stock and/or stock equivalent units. Each stock equivalent unit has a value equal to one share of our common stock. Stock equivalent units cannot be voted by a director and are only payable as a distribution of whole shares of our common stock. The stock equivalent units fluctuate in value with the value of our common stock. Directors who elect to defer cash compensation into stock equivalent units receive a premium of 20% of the compensation that was deferred. Additional stock equivalent units are accumulated upon the payment of, and at the same value as, dividends declared on our common stock. Distributions of stock equivalent units from the Stock Program are made starting in the first quarter of the year following a director's separation from service. Directors may elect to receive distributions either in a lump sum or in annual installments over two to ten years. Distributions will be accelerated and paid in a lump sum upon a change in control, disability or death.

56

Director Compensation
Director Compensation Table
The compensation each non-employee director received in 2025, including deferred amounts, is shown in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	Total ($)
Megan Burkhart	150,316	200,063	350,379
Lynn Casey	144,626	182,726	327,352
Maria Demaree(3)	5,503	71,994	77,497
Netha Johnson	125,000	170,000	295,000
Patricia Kampling	134,316	204,038	338,354
George Kehl	160,000	170,000	330,000
Richard O'Brien	145,000	170,000	315,000
Charles Pardee	155,000	201,000	356,000
Christopher Policinski	58,104	11,621	69,725
James Prokopanko	135000	170,000	305,000
Devin Stockfish(4)	117,361	225,273	342,634
Tim Welsh	128,874	195,774	324,648
Kim Williams	61,978	—	61,978
Daniel Yohannes	48,420	—	48,420
(1)In 2025, the following directors elected to defer cash compensation into stock equivalent units as follows (including an additional 20% value for cash fees paid in stock as described above under “Stock Program”):

Name	Cash ($)	Stock Equivalent Units (#)
Megan Burkhart	150,316	2,482
Lynn Casey	144,626	2,169
Patricia Kampling	74,190	1,489
Charles Pardee	155,000	2,568
Christopher Policinski	58,104	1,014
Tim Welsh	128,874	2,139
(2)Amounts in this column represent the aggregate grant date fair value of the shares of common stock or stock equivalent units granted to directors in 2025 as computed in accordance with FASB ASC Topic 718, which value is equal to the closing price of our common stock on the trading date preceding the applicable grant date. Directors may receive stock equivalent units for their annual equity grant and may receive additional stock equivalent units if they elect to defer their cash retainers into stock equivalent units. Stock equivalent units are only payable as a distribution of whole shares of our common stock upon a change in control or a director's termination of service, disability or death. The stock equivalent units fluctuate in value as the value of our common stock fluctuates. For information on holdings of common stock and stock equivalent units as of March 23, 2026, see the Ownership of Securities table on page 61.
(3) Ms. Demaree joined the Board of Directors on December 17, 2025.
(4) Mr. Stockfish joined the Board of Directors on January 23, 2025.
Director Stock Ownership Guidelines
Independent directors are subject to stock ownership guidelines which establish a target level ownership of Xcel Energy common stock or common stock equivalents of seven times their annual cash retainer. Directors are expected to meet this guideline within five years of being elected to the Board. All directors whose stock ownership target date was on or before December 31, 2025 have met the guideline.

PROXY STATEMENT 2026	57

REPORT OF THE AUDIT COMMITTEE
The Audit Committee assists the Board in its oversight of the Company's financial reporting process. The Board, in its business judgment, has determined that all members of the Audit Committee are "independent," as required by the Nasdaq listing standards. The Audit Committee operates pursuant to its charter, which it reviews at least annually.
The charter delineates the roles and responsibilities of management and the independent public accounting firm as follows:
•Management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.
•Our independent auditors, Deloitte & Touche LLP ("Deloitte"), are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to whether they are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America.
To perform its oversight function, the Audit Committee has:
•Reviewed and discussed the audited consolidated financial statements with management and our independent auditors. This review included a discussion of the quality — not just the acceptability — of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
•Discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.
•Received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence and discussed the independence of Deloitte with them.
•Reviewed and pre-approved the services provided by our independent auditors other than their audit services and considered whether the provision of such other services by our independent auditors is compatible with maintaining their independence.
•Discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits for the year 2025. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.
Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to in the charter, the Audit Committee recommended to the Board and the Board has approved that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC. The Audit Committee has appointed Deloitte as the Company's independent auditors for 2026. Shareholder ratification of this appointment is included as Proposal No. 3 in the proxy materials.

Audit Committee
George Kehl, Chair	Maria Demaree
Megan Burkhart	James Prokopanko
Lynn Casey

INDEPENDENT AUDITORS
Audit and Non-Audit Fees
The following table presents fees for professional services performed by Deloitte, the member firms of Deloitte and their respective affiliates for the audit of the Company's and its subsidiaries' annual consolidated financial statements for 2025 and 2024, the review of the Company's and its subsidiaries' interim consolidated financial statements for each quarter in 2025 and 2024 and for audit-related, tax and other services performed in 2025 and 2024 (in thousands).

	2025	2024
Audit Fees (1)	$6,182	$5,975
Audit-Related Fees (2)	680	495
Tax Fees (3)	269	301
All Other Fees (4)	3	3
Total	$7,134	$6,774
(1)Includes annual audits of the Company's and its subsidiaries' consolidated financial statements and management's assessment of our internal control over financial reporting, reviews of interim consolidated financial information, consultation on matters related to financial reporting and comfort letters and consents for securities offerings.

58

Independent Auditors
(2)In 2025 and 2024, Audit-Related Fees include $320,000 and $335,000, respectively, for employee benefit plan audits and $360,000 and $160,000, respectively, for other agreed upon procedures.
(3)In 2025 and 2024, Tax Fees include $269,000 and $301,000, respectively, for tax compliance services.
(4)All Other Fees include $3,000 in 2025 and 2024 for accounting research software product license fees.
Audit and Non-Audit Services Pre-Approval Policy
Our Audit Committee has adopted detailed pre-approval policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees compared to the budget are monitored throughout the year. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Company will obtain the specific pre-approval of the Audit Committee before engaging the independent auditor. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee has delegated pre-approval authority for matters that arise between meetings to the Chair of the Audit Committee. The Chair is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
All audit-related fees, tax fees and all other fees for 2025 and 2024 were pre-approved in accordance with this policy.

PROPOSAL NO. 3 RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has retained Deloitte as our independent registered public accounting firm to audit the accounts of the Company for the fiscal year ending December 31, 2026. Deloitte was originally selected as our independent registered public accounting firm in 2002.
The Audit Committee negotiates the fees associated with the Deloitte engagement and participates in the selection of the lead engagement partner. The lead engagement partner is rotated periodically.
While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the Company's principal independent accountants, the Audit Committee and Board request that shareholders ratify the appointment of Deloitte as our independent registered public accounting firm as a matter of policy. While the Audit Committee is not required to take any action as a result of the outcome of this vote, it may investigate the reasons and consider whether to retain Deloitte or appoint another independent registered public accounting firm should shareholders reject the proposal. In addition, even if the appointment is ratified by shareholders, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Representatives of Deloitte will attend the annual meeting and have an opportunity to make a statement. Such representatives will be available to respond to questions from shareholders at the annual meeting.

The Board recommends a vote "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.

PROXY STATEMENT 2026	59

RELATED PERSON TRANSACTIONS
In 2008, the Board adopted a policy establishing procedures for the review and approval or ratification of transactions involving Xcel Energy if one of our directors, nominees for director, executive officers or shareholders owning more than 5% of our common stock or their immediate family members has a material interest in the transaction. Transactions or series of transactions exceeding a value of $120,000 are governed by this policy. The GCN Committee is responsible for reviewing these transactions. In determining whether to approve or ratify any such transactions, the GCN Committee must analyze the following factors:
•Whether the terms are fair to the Company;
•Whether the transaction is material to the Company;
•The role the related person has played in arranging the transaction;
•The structure of the transaction;
•The interests of all related persons in the transaction; and
•Any other considerations the GCN Committee deems relevant.
Whether a related person has a "material interest" in a transaction is a facts and circumstances determination. Factors considered include the relationship of the related persons to the transaction and with one another, the importance of the interest to the person having the interest and the amount involved in the transaction and any other consideration deemed relevant by the GCN Committee. The GCN Committee will approve a related person transaction only if it determines that the transaction is beneficial to the Company and the terms are fair to the Company. For 2025, no transactions were required to be reviewed by the GCN Committee under the related person transaction policy.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. In 2025, due to a delay in obtaining Mr. Long's EDGAR filing codes from the SEC, Mr. Long filed one late Form 3 reporting his beneficial ownership of shares and one late Form 4 reporting one grant of RSUs. Except for the foregoing, based solely on our review of Form 3, 4 and 5 reports filed with the SEC and written representations from our executive officers and directors, we believe that our executive officers and directors timely filed all reports they were required to file under Section 16(a) during 2025.

60

OWNERSHIP OF SECURITIES
Directors and Officers
The table below provides the beneficial ownership of our common stock as of March 23, 2026 for (a) each director and director nominee, (b) the executive officers named in the Summary Compensation Table and (c) the directors and current executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) over the shares noted. As of March 23, 2026, there were 624,162,193 shares of our common stock issued, outstanding and entitled to vote. None of the listed individual directors, director nominees or executive officers beneficially owned more than 1% of our common stock on March 23, 2026. The directors and executive officers as a group beneficially owned less than 1% of our common stock on March 23, 2026. None of the shares owned by our directors or executive officers are subject to any type of pledge.

Name of Beneficial Owner	Principal Position	Total Shares of Common Stock Beneficially Owned	Stock Equivalents(1)
Megan Burkhart	Director	—	20,240
Lynn Casey	Director	147	39,910
Maria Demaree	Director	732	246
Netha Johnson	Director	531	16,434
Patricia Kampling	Director	11,841	9,769
George Kehl	Director	612	16,434
Richard O'Brien	Director	11,366	90,704
Charles Pardee	Director	14,481	15,879
James Prokopanko	Director	1,000	37,723
Devin Stockfish	Director	2,170	3,349
Tim Welsh	Director	—	14,180
Bob Frenzel	Chairman, President and Chief Executive Officer	512,597	—
Brian Van Abel	Executive Vice President, Chief Financial Officer	110,697	—
Amanda Rome	Executive Vice President, Group President, Utilities and Chief Customer Officer	55,819	—
Ryan Long	Executive Vice President, Chief Legal and Compliance Officer	19,760	—
Michael Lamb	Executive Vice President, Chief Delivery Officer	40,463	—
Tim O'Connor	Former Executive Vice President, Chief Operations Officer	—	—
Directors and Current Executive Officers as a group (18 persons)		837,127	264,870
(1)Stock equivalents represent (i) stock equivalent units held under the directors' Stock Program as of March 23, 2026 and (ii) the share equivalents of our common stock held by executive officers in the Deferred Compensation Plan as of March 23, 2026. For information on the director stock equivalent units granted during 2025, see page 57. The information in this column is not required by SEC rules because the stock equivalents carry no voting rights and the recipient does not have the right to acquire any underlying shares within 60 days of March 23, 2026. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in the Company.

PROXY STATEMENT 2026	61

Ownership of Securities
Largest Shareholders
The table below provides information as to each person or entity known to us to be the beneficial owner of more than 5% of our common stock:

Name and Address of Beneficial Owner	Total Shares of Common Stock Beneficially Owned	Percent of Class (1)
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	71,989,761	11.53%
BlackRock, Inc.(3) 50 Hudson Yards New York, NY 10001	49,987,090	8.01%
State Street Corporation(4) State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114	37,150,945	5.95%
(1)The percent of class is based on the shares beneficially owned as a percent of the shares outstanding on March 23, 2026.
(2)This information is based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 13, 2024. The Vanguard Group reported having shared voting power over 949,807 shares, sole dispositive power over 69,378,264 shares and shared dispositive power over 2,611,497 shares as of December 31, 2023.
(3)This information is based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 24, 2024. BlackRock, Inc. reported having sole voting power over 46,700,820 shares and sole dispositive power over 49,987,090 shares as of December 31, 2023.
(4)This information is based solely on a Schedule 13G/A filed with the SEC by State Street Corporation on October 16, 2024. State Street Corporation reported having shared voting power over 27,713,010 shares and shared dispositive power over 37,143,025 shares as of September 30, 2024.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
What Proposals Are Being Voted On, How Does the Board Recommend That I Vote, and What Is the Voting Requirement to Approve Each Proposal?

Proposals	Voting Options	Board Recommendation	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstention/Withhold	Effect of Broker Non-Vote(1)
1 — Election of Directors	FOR, AGAINST, WITHHOLD	FOR	More votes "FOR" a nominee than "AGAINST"(2)	No	None	None
2 — Advisory Vote on Executive Compensation (Say on Pay Vote)	FOR, AGAINST, ABSTAIN	FOR	More votes "FOR" than "AGAINST"	No	None	None
3 — Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for 2026	FOR, AGAINST, ABSTAIN	FOR	Majority of shares present and entitled to vote(3)	Yes	Vote AGAINST	None
(1)For an explanation of a "broker non-vote," see "What Happens If I Do Not Give Specific Voting Instructions?" below. For Proposal No. 3, if a quorum cannot be established without including broker non-votes, then those broker non-votes required to establish a minimum quorum will have the same effect as votes "AGAINST."
(2)Our Guidelines on Corporate Governance require an incumbent director in an uncontested election to tender a resignation to our GCN Committee if the director does not receive a majority of the votes cast "FOR." After taking into account that committee's recommendation, the Board will act on the offer of resignation and publicly disclose its decision within 90 days of the date of the certification of the election results. In making its recommendation or decision, the GCN Committee and the Board may each consider any factors or other recommendations that it considers relevant and appropriate. Any director who has offered to tender his or her resignation will not participate in the decision regarding his or her resignation. If the director's resignation is not accepted by the Board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected. If the director's resignation is accepted by the Board, the Board may fill any resulting vacancy or may elect to not fill the vacancy and decrease the size of the Board.

62

Questions and Answers About the Annual Meeting and Voting
(3)The voting standard assumes that the number of shares voted in favor of such proposal constitutes more than 25% of the outstanding shares of our common stock.
What Is the Record Date and What Does It Mean?
Only shareholders of record at the close of business on the record date, March 23, 2026, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on such date. Each share of our common stock held on the record date is entitled to one vote upon each matter presented at the annual meeting.
What Is the Quorum Requirement for the Annual Meeting?
On March 23, 2026, there were 624,162,193 shares of common stock issued, outstanding and entitled to vote at the annual meeting, and each share is entitled one vote. There is no cumulative voting. We will have a quorum and be permitted to conduct business if a majority of the voting power of these shares is present at the meeting or by proxy. Abstentions and broker non-votes will be counted for the purpose of determining the presence of a quorum.
What Is a Proxy?
It is your legal designation of another person to vote the shares you own in the manner you direct. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is called a proxy or proxy card. We have designated Amy Schneider and Kristin Westlund, or either of them with power of substitution, as proxies for the 2026 Annual Meeting of Shareholders.
How Can I Vote My Shares?
Shareholders of Record may vote their shares as follows:

By Internet
Go to the website at www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.

By Telephone	Call 1-800-690-6903, 24 hours a day, seven days a week. You will need the control number that appears on your proxy card.

By Mail
If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the postage-paid envelope provided. If you received a Notice of Internet Availability of Proxy Materials, you may request a proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by internet or telephone.

During the Meeting	Go to www.virtualshareholdermeeting.com/XEL2026. You will need the control number that appears on your proxy card or on your Notice of Internet Availability of Proxy Materials.
Please help us save time and postage costs by voting by internet or by telephone. Voting by internet or telephone is generally available 24 hours a day and will ensure that your vote is confirmed and posted immediately.
Beneficial Owner of Shares Held in Street Name. All beneficial owners will receive instructions from the holder of record (the bank, brokerage house or other nominee that holds your shares) that you must follow in order for your shares to be voted. Typically, you will be able to submit your voting instructions to your broker or nominee.
Employee Plan Participant. If you are a participant in one of our employee savings or stock ownership plans (each a "Company Plan"), your proxy card is a voting directive for shares allocated to your account. The trustee will vote the shares as instructed by you in your voting directive. If you do not vote your Company Plan shares by 11:59 p.m. eastern time on May 17, 2026 the trustee will vote your allocated shares, along with all unallocated shares held in the Company Plan, in the same proportion that all other allocated shares are voted.

PROXY STATEMENT 2026	63

Questions and Answers About the Annual Meeting and Voting
What Happens If I Do Not Give Specific Voting Instructions?
If you do not give specific voting instructions, how your shares are voted depends on whether you are a shareholder of record or a beneficial owner.
Shareholders of Record. If you are a shareholder of record and you either:
•Vote on the internet and leave all voting options blank and click "Submit," or
•Sign and return a proxy card without giving specific voting instructions, then the proxies will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxies may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide specific voting instructions, your shares will be voted in accordance with the rules of various national and regional securities exchanges. In such case, the organization that holds your shares may generally vote your shares on routine matters, but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." The proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for 2026 (Proposal No. 3) is considered routine under applicable rules. The election of directors (Proposal No. 1) and the advisory vote on executive compensation (say on pay vote) (Proposal No. 2) are matters considered non-routine under applicable rules.
What Is the Difference Between Holding Shares as a Shareholder of Record and as a Beneficial Owner?
As summarized below, there are some distinctions between shares held of record and those owned beneficially:
•Shareholder of Record. Your shares are registered directly in your name with our transfer agent, EQ Shareowner Services. As the shareholder of record, you have the right to vote your shares by proxy directly with the Company (by internet, by telephone or by mail) or to vote at the annual meeting. If you do not vote at the meeting or by proxy, your shares will not be voted.
•Beneficial Owner of Shares Held in Street Name. Your shares are held in a stock brokerage account or by a bank or other nominee (sometimes this is referred to as "street name"). Your broker or nominee is considered the shareholder of record with respect to those shares and forwards proxy materials to you. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the annual meeting. If you wish to vote your shares at the meeting, you must provide us with a legal proxy from your broker.
What Is the Deadline for Voting?

If You Are:	Voting By:	Your Vote Must Be Received:
A record holder	•Mail	•Prior to the annual meeting
	•Internet or telephone	•By 11:59 p.m. eastern time on May 19, 2026
	•Internet during the meeting	•Prior to closing of the polls
A street name holder	•Mail	•Prior to the annual meeting
	•Internet or telephone	•By 11:59 p.m. eastern time on May 19, 2026
A participant in a Company Plan	•Mail	•By May 17, 2026
	•Internet or telephone	•By 11:59 p.m. eastern time on May 17, 2026
Can I Change My Vote?
Yes. If you change your mind after voting your proxy and prior to the annual meeting, you can revoke your proxy and change your proxy instructions by signing another proxy with a later date, voting a second time by telephone or by the internet prior to the deadlines set forth in the question above titled "What Is the Deadline for Voting?", or voting online at the annual meeting. Alternatively, you may provide a written statement to the Company (attention: Corporate Secretary) of your intention to revoke your proxy.
Is My Vote Confidential?
Yes. Xcel Energy has adopted a confidential voting policy under which shareholder votes are revealed only to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest if the other party does not agree to comply with the confidential voting policy and (4) where disclosure may be necessary for the Company to assert or defend claims.

64

Questions and Answers About the Annual Meeting and Voting
How Do I Attend the Annual Meeting?
We have determined that our annual meeting will be a completely virtual annual meeting. There will be no physical meeting location. Please follow these instructions to participate in the online meeting:
•Go to www.virtualshareholdermeeting.com/XEL2026. You will need the 16-digit control number that appears on your proxy card or Notice of Internet Availability of Proxy Materials.
•The virtual meeting will start promptly at 12:00 p.m. central time on Wednesday, May 20, 2026. You may sign in to the meeting platform beginning at 11:30 a.m. central time on May 20, 2026.
•Our virtual meeting website will contain instructions for accessing technical support to assist in the event you encounter any difficulties accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual meeting platform sign-in page starting 30 minutes before our scheduled 12:00 p.m. central time start time.
Our rules of conduct and procedures governing the virtual annual meeting generally provide that:
•You may submit questions when you vote before the meeting at www.proxyvote.com or through the virtual meeting website during the meeting.
•In order to allow us to answer questions from as many shareholders as possible, we limit each shareholder to one question.
•Personal grievances, claims and political statements are not appropriate subjects for the annual meeting.
•If during the meeting we do not answer all the questions that have been submitted, we expect to post any additional appropriate questions and our answers on our Investor Relations website promptly following the meeting and retain them for one week after posting. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
A replay of the meeting will be publicly available on our Investor Relations site after the meeting concludes.
What Happens If Additional Proposals Are Presented at the Annual Meeting?
Other than the proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, our designated proxies (Amy Schneider and Kristin Westlund), or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxies will vote your proxy for such other candidate or candidates as may be recommended by the GCN Committee and nominated by the Board.
Who Pays for the Cost of Soliciting Votes for the Annual Meeting?
Some of our directors and officers, as well as management and non-management employees, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by Xcel Energy, postings on our website (xcelenergy.com) and advertisements in periodicals. We will bear the expense of any such solicitation, as well as the costs of preparing, printing and mailing this proxy material.
We have also hired Sodali & Co. to assist us in the solicitation of votes. We expect to pay Sodali & Co. approximately $21,000 for consultation services and preparation in connection with the solicitation, plus expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of our stock.
Does the Company Offer Shareholders Electronic Delivery of Proxy Materials?
Yes. Xcel Energy offers shareholders the option to receive the Annual Report to Shareholders and proxy statement electronically instead of receiving paper copies of these documents in the mail. You must specifically request the electronic information prior to the record date for the annual meeting.
Shareholders of record should call EQ Shareowner Services at 1-877-778-6786 to request electronic delivery. Beneficial owners must contact their bank, brokerage house or other nominee record holder to request electronic delivery. As soon as the Annual Report to Shareholders and proxy statement are available, electronic delivery participants will receive an email with a link to the information and a control number to use to vote online.

PROXY STATEMENT 2026	65

Questions and Answers About the Annual Meeting and Voting
Why Did I Only Receive a Notice Directing Me to the Internet Instead of the Proxy Statement and Annual Report?
We are again providing shareholders internet access to our proxy materials to reduce the environmental impact of our annual meeting and to manage costs. On April 7, 2026, we began mailing a Notice of Internet Availability of Proxy Materials (the "Notice") to some of our shareholders and posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials on the website or may request to receive a printed set of our proxy materials. Shareholders can indicate a preference to receive a printed copy by calling 1-800-579-1639 or by internet at www.proxyvote.com. Once a shareholder requests to receive a printed copy, that choice will remain in effect until changed by the shareholder. If you are a beneficial owner and you want to receive separate copies of the Annual Report to Shareholders and proxy statement in the future, you should contact your bank, broker or other nominee record holder.
What Does It Mean If I Receive More Than One Notice of Internet Availability of Proxy Materials or Proxy Card or Voting Instruction Card?
It means your shares are registered differently or are in more than one account. Please provide voting instructions for all notices, proxy cards and voting instruction cards you receive.
May I Propose Actions or Nominees for Consideration at Next Year's Annual Meeting of Shareholders?
Yes, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:
•Proposals included in our proxy statement. Unless we indicate otherwise at a later date, for a shareholder proposal (other than a director nomination) to be considered for inclusion in our proxy statement for next year's annual meeting, the written proposal must be received by the Corporate Secretary no later than December 8, 2026. These proposals must be in writing and sent to: Corporate Secretary, Xcel Energy Inc., 414 Nicollet Mall, Minneapolis, Minnesota 55401. These proposals also need to comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.
•Proposals and director nominations not included in our proxy statement. Unless we indicate otherwise at a later date, for a shareholder proposal or director nomination to be raised from the floor during next year's annual meeting, the shareholder's written notice must be received by the Corporate Secretary no later than February 19, 2027 and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, xcelenergy.com, under "Company—Corporate Governance." In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Board's nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 22, 2027.
•Director nominations to be included in our proxy statement (proxy access). Under our bylaws, we permit any shareholder (or group of no more than 20 shareholders) owning 3% or more of our common stock continuously for at least three years to nominate up to an aggregated limit of two candidates or 20% of our Board (whichever is greater) for inclusion in our proxy statement. Unless we indicate otherwise at a later date, for a shareholder nominee for director to be considered for inclusion in our proxy statement for the next year's annual meeting, the written notice must be received by the Corporate Secretary no earlier than November 8, 2026 and no later than December 8, 2026 and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, xcelenergy.com, under "Company—Corporate Governance."

66

APPENDIX A
GAAP and Ongoing Earnings Per Share
The following table provides a reconciliation of ongoing diluted EPS to GAAP diluted EPS for 2005 through 2025:

	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015 (1)	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
GAAP EPS ($)	1.23	1.36	1.35	1.46	1.48	1.62	1.72	1.85	1.91	2.03	1.94	2.21	2.25	2.47	2.64	2.79	2.96	3.17	3.21	3.44	3.42
Discontinued Operations ($)	(0.03)	(0.01)	—	—	0.01	(0.01)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Continuing Operations ($)	1.20	1.35	1.35	1.46	1.49	1.61	1.72	1.85	1.91	2.03	1.94	2.21	2.25	2.47	2.64	2.79	2.96	3.17	3.21	3.44	3.42
PSRI-COLI ($)	(0.05)	(0.05)	0.08	(0.01)	0.01	(0.03)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Prescription Drug Tax Benefit ($)	—	—	—	—	—	0.04	—	(0.03)	—	—	—	—	—	—	—	—	—	—	—	—	—
SPS FERC Order ($)	—	—	—	—	—	—	—	—	0.04	—	—	—	—	—	—	—	—	—	—	—	—
Loss on Monticello LCM/EPU Project ($)	—	—	—	—	—	—	—	—	—	—	0.16	—	—	—	—	—	—	—	—	—	—
Impact of Tax Cuts and Jobs Act ($)	—	—	—	—	—	—	—	—	—	—	—	—	0.05	—	—	—	—	—	—	—	—
Loss on Comanche Unit 3 Litigation ($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.05	—	—
Workforce Reduction Expenses ($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.09	—	—
Sherco Unit 3 2011 Outage Refunds ($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.06	—
Marshall Wildfire Settlement ($)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	0.38
Ongoing EPS ($)	1.15	1.30	1.43	1.45	1.50	1.62	1.72	1.82	1.95	2.03	2.09	2.21	2.30	2.47	2.64	2.79	2.96	3.17	3.35	3.50	3.80
(1)Amounts in this column do not sum due to rounding.
Xcel Energy's management believes that ongoing earnings reflect management's performance in operating the Company and provide a meaningful representation of the performance of Xcel Energy's core business. In addition, Xcel Energy's management uses ongoing earnings internally for financial planning and analysis, for reporting of results to the Board of Directors and when communicating its earnings outlook to analysts and investors.
2025 EPS Growth
(0.6)% (annual GAAP EPS growth)
8.6% (annual ongoing EPS growth)

PROXY STATEMENT 2026	A-1